                                                    Registration No. 333-26605

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549
                                     ________

                                 Amendment No. 3

                                       to

                                     Form S-1

                             REGISTRATION STATEMENT*

                                      UNDER

                            THE SECURITIES ACT OF 1993

                                ALPHA PRO TECH, LTD.

              (Exact name of registrant as specified in its charter)
                                     ________


           Delaware                                 3842                         63-1009183
(State or other jurisdiction of         (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)          Classification Code Number)          Identification
                                                                               Number)



              Alpha Pro Tech, Ltd.                                 Sheldon Hoffman, CEO
              Suite 112, 60 Centurian Drive                        Suite 112, 60 Centurian Drive
              Markham, Ontario L34 9R2                             Markham, Ontario L34 9R2
              (905) 479-0654                                       (905) 479-0654
(Name, address, including zip code and                (Name, address, including zip code
telephone number, including area code                  and telephone number, including
of registrant's principal executive                    area code, of agent for service)
office)

                                   Copy to:

                             Peter Landau, Esq.
                   Opton Handler Feiler and Landau, LLP
                52 Vanderbilt Avenue, New York, N.Y. 10017

Approximate date of commencement of proposed sale to public as soon as practicable after effective date of Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /.

 * This Registration Statement also serves as a Post-Effective Amendment to Registrant's Registration Statement No. 33-93894 filed on June 22, 1995, relating to shares of Common Stock to be sold for the accounts of Selling Stockholders of Registrant.

                             CROSS REFERENCE SHEET

            Pursuant to Item 501(b) of Regulation S-K and Rule 404(a) Item No. and Heading in Form S-1 Caption or Location in Prospectus

Registration Statement

1.  Forepart of the Registration          Forepart of the Registration Statement
    Statement and Outside Front Cover     Outside of Front Cover Page of
    Prospectus                            Prospectus

2.  Inside Front and Outside Back         Inside Front and Outside pages of
    Prospectus                            Cover Pages of Prospectus and Outside
                                          Back Cover of Prospectus

3.  Summary Information, Risk             Prospectus Summary; Risk Factors
    Factors and Ratio of Earnings to
    Fixed Charges

4.  Use of Proceeds

5.  Determination of Offering Price       Outside front Cover Page of
                                          Prospectus; Plan of Distribution

6.  Dilution                              Dilution

7.  Selling Security Holders              Outside Front Cover Page of
                                          Prospectus; Selling Stockholders

8.  Plan of Distribution                  Outside Front Cover Page of
                                          Prospectus; Plan of Distribution

9.  Description of Securities             Description of Securities to be
                                          Registered

10. Interests of Named Experts            *
    and Counsel

11. Information with Respect to           Cover Page of Prospectus, Prospectus
    the Registrant                        Summary; The Company; Risk Factors;
                                          Price Range of Securities; Dividend
                                          Policy; Selected Financial Management's
                                          Discussion and Analysis of Financial
                                          Condition and Results of Operations;
                                          Business; Management; Principal
                                          Shareholders; Certain Transactions,
                                          Legal Proceedings, Legal Matters;
                                          Financial Statements





12. Disclosure of Commission              Part II, Item 14
    Position on Indemnification for
    Securities Acts Liabilities


------------------------

*   Omitted because answer is negative or item is otherwise not applicable.

                                  PROSPECTUS

                                                        Subject to completion
                                                        dated November 12, 1997


                              Alpha Pro Tech, Ltd.
                        3,626,935 Shares of Common Stock

                                    ------


    All of the shares (collectively, the "Shares") of Alpha Pro Tech, Ltd. (the "Company") offered hereby are to be sold for the accounts of the selling stockholders set forth herein (the "Selling Stockholders"). The Company has registered the Shares, at its expense, pursuant to certain registration rights, and other contractual obligations incurred by the Company in connection with the original issuance of such Shares. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The Company will receive the exercise prices with respect to the exercise of any of the warrants (the "Warrants") and certain stock option ("Options") described herein. The Shares underlying the Warrants and Options will be sold following excercise. The Company estimates that its expenses will be approximately $ 43,000 in connection with the offering (the "Offering") of the Shares. See "Selling Stockholders" and "Plan of Distribution".

    Of the 3,626,935 shares of the Common Stock, Par Value $ .01, Per share (the "Common Stock"), being offered hereby, 119,048 shares of Common Stock are to be issued from time to time upon the exercise of certain Warrants described herein and 810,000 shares of Common Stock are to be issued from time to time upon the exercise of certain stock options. Of the 2,697,887 remaining shares being offered hereby, 759,221 shares were issued in connection with private placements and 1,610,333 shares were issued in connection with the settlement of certain debt obligations of the Company, and 195,000 shares were issued in connection with the exercise of consultants' options, all pursuant to Section 4(2) of the Securities Act of 1933, as amended. See "The Company--Selling Stockholders and "Recent Developments".


    The Selling Stockholders may sell the Shares to or through underwriters, and also may sell the Shares directly to other purchasers or through agents from time to time in the over-the-counter market a prevailing prices in such market. See "Plan of Distribution ".

    The Common Stock of the Company is traded on the National Association of Securities Dealers' (NASD) Over the Counter (OTC) Bulletin Board under the symbol "APTD".


    On November 10, 1997 the average of the last reported bid and asked prices of the Company's Common Stock in the over-the-counter market as reported by NASD was $1.28.

    INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                                    ------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    ------


                The date of this Prospectus is November   , 1997

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                        -----------

Available Information.................................................................           3
Additional Information................................................................           3
Prospectus Summary....................................................................           4
Summary Financial Data................................................................           6
Risk Factors..........................................................................           7
The Company...........................................................................          14
Recent Developments...................................................................          15
Use of Proceeds.......................................................................          22
Dividend Policy.......................................................................          22
Capitalization........................................................................          23
Dilution..............................................................................          23
Price Range of Securities.............................................................          24
Selected Financial Data...............................................................          26
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..........................................................................          27
Business..............................................................................          37
Management............................................................................          44
Principal Stockholders................................................................          47
Executive Compensation................................................................          51
Certain Transactions..................................................................          55
Selling Stockholders..................................................................          58
Plan of Distribution..................................................................          60
Description of Securities.............................................................          60
Taxation..............................................................................          63
Legal Proceedings.....................................................................          64
Legal Matters.........................................................................          65
Experts...............................................................................          67
Index to Financial Statements.........................................................         F-1
Consolidated Financial Statements.....................................................         F-2
For the six months ended June 30, 1997 and 1996
For the three years ended December 31, 1996




                             AVAILABLE INFORMATION

    The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1204, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 W. Madison Street, Suite 1400 Chicago, Illinois 60661-2511, at 75 Park Place, New York, New York 10007, and at 5757 Wilshire Boulevard, Los Angeles, California 90024. Copies of such material also may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates and are also available on the Commission's web site at http://www.sec.gov.

                             ADDITIONAL INFORMATION

    The Company has filed a Registration Statement with the Commission under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and in the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement and to the exhibits and schedules thereto.

    The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.

    The Company distributes annual reports containing audited financial statements to its stockholders.

    No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection wit the offering herein contained, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that the information contained herein is correct as of any date subsequent to the date hereof.

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Prospectus. Investors should carefully consider information set forth under the heading "Risk Factors".

                                  THE COMPANY

    The Company develops, manufactures and markets disposable protective apparel, food industry, infection control, wound care and consumer products for the cleanroom, food services, industrial, medical, dental and consumer markets. The Company operates through four divisions: apparel; food industry; mask and shield; and wound care. The Company's products are primarily sold under the "Alpha Pro Tech" brand names but are also sold for use under private label.

    The Company's products are classified into five groups: disposable protective apparel consisting of a complete line of shoecovers, headcovers, gowns, coveralls and labcoats; food industry apparel consisting of a line of automated shoecovers, sleeve protectors, aprons, coveralls and bus boy jackets; infection control products consisting of a line of facial masks and facial shields; wound care products consisting of a line of mattress overlays, wheelchair covers, geriatric chair surfaces, operating room table surfaces and pediatric surfaces; consumer products consisting of a line of pet bedding and pet toys.

    The Company's strategy is to grow its cleanroom division through its exclusive Agreement with VWR Scientific Products ("VWR") (formerly Baxter Scientific), by increasing its manufacturing capabilities to meet VWR's needs. The Company entered into an exclusive distribution agreement with a major supplier to the food industry to launch a line of innovative new products to help solve a major problem in the food industry: accidents that occur because of employees slipping and falling on wet slippery surfaces found in restaurants and food processing plants and to help decrease the number of burns caused by frying and grilling. The Company intends to also maintain its core business in the medical, dental, industrial and health related markets by using its existing distributors.

    The Company's products are used primarily in hospitals, clean rooms, laboratories and dental offices and are distributed principally in the United States through a network presently consisting of four purchasing groups, ten major distributors, approximately 200 additional distributors, approximately 30 independent sales representatives and a Company sales force of 7 people.

The Offering

Securities Offered

Common Stock                               3,626,935 shares of Common Stock. See
                                           "Description of Securities".

                                           Of the 3,626,935 shares of Common Stock
                                           $.01 Par Value per Share being
                                           offered hereby, 119,048 shares are to be
                                           issued from time to time upon the
                                           exercise of certain Warrants described
                                           herein and 810,000 shares of Common Stock
                                           are to be issued from time to upon the
                                           exercise of stock options. Of the
                                           2,697,887 remaining shares being offered
                                           hereby, 759,221 shares were issued in
                                           connection with private placements, and
                                           1,610,333 shares were issued in
                                           connection with the settlement of certain
                                           debt obligations of the Company and
                                           195,000 shares were issued in connection
                                           with the exercise of consultants options,
                                           all pursuant to Section 4(2) of the
                                           Securities Act of 1933, as amended.
                                           The Shares underlying the Warrants
                                           and Options will be sold following
                                           exsercise. See "Selling
                                           Stockholders".

Common Stock Outstanding and to be         24,047,449 shares of Common
Outstanding                                Stock at June 30, 1997 and 25,109,830
                                           shares as adjusted for this Offering (1)
                                           (2).


Warrants and Options                       119,048 Warrants and 3,475,000 Options at
                                           June 30, 1997 Outstanding and -0-
                                           Warrants and 2,665,000 Options to be
                                           outstanding as adjusted for this
                                           Offering.


Use of Proceeds                            This Offering is made by Selling
                                           Stockholders and the Company will not
                                           receive any of the proceeds of such
                                           sales. See "Use of Proceeds" and "Selling
                                           Stockholders".

Risk Factors                               This Offering involves certain risks. See
                                           "Risk Factors".

NASD Symbol                                Common Stock........  APTD


(1) Does not include as outstanding 119,048 shares reserved for issuance upon the exercise of Warrants and 3,475,000 shares reserved for issuance upon the exercise of certain Options and treats as to be outstanding the 119,048 shares and 810,000 shares being registered hereby to be issued upon the exercise of Warrants and Options respectively.

(2) Does not include 100,000 additional shares reserved for issuance under the Company's stock option plan for directors as of June 30, 1997.


------------------------

See "The Company",--"Recent Developments"--"Private Placements",
"Management--Stock Option Plans", "Description of Securities" and Note 10 of Notes to Consolidated Financial Statements.

                             SUMMARY FINANCIAL DATA

                      (in thousands, except per share data)


                                                                                                               SIX MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31                        JUNE 30
                                                      ----------------------------------------------------- --------------------
                                                        1992       1993       1994       1995       1996       1996       1997
                                                      ---------  ---------  ---------  ---------  ---------  ---------  -------

Statement of Operations:

Sales...............................................  $   8,129  $   9,439  $  11,966  $  13,031  $  14,863  $   7,459  $   8,476

Gross profit........................................      3,177      3,500      4,247      4,469      5,198      2,580      3,259

Total expenses......................................      3,752      6,126      4,905     10,440      7,343      2,510      3,178

Net income/(loss)...................................       (575)    (2,626)      (658)    (5,971)    (2,145)        70         81

Net income/(loss) per share.........................       (.06)      (.22)      (.05)     (0.36)     (0.12)      0.00       0.00

Weighted average shares.............................      9,616     11,765     13,437     16,533     17,842     20,069     22,863

Balance Sheet Data

Working capital.....................................                                       1,694      2,200      2,102      4,747

Total assets........................................                                       6,410      7,481      7,283      9,708

Long term liabilities...............................                                         240        217        217        240

Shareholders' equity................................                                       3,004      3,850      3,657      6,587


                                  RISK FACTORS

    The securities offered hereby are speculative and involve a high degree of risk. In analyzing this offering, prospective purchasers should carefully consider the following factors, among others:

1. HISTORY OF LOSSES

    The Company has operated at a net loss during each of its last three fiscal periods. Its net loss for the fiscal year ended December 31, 1994 was $658,000; its net loss for the fiscal year ended December 31, 1995 was $5,971,000; and its net loss for the fiscal year ended December 31, 1996 was $2,145,000. For the six months ended June 30, 1997 and 1996, the Company had net income of $81,000 and $70,000, respectively. As of June 30, 1997 the Company had an accumulated deficit of $17,932,000. There can be no assurance that the operations of the Company will be profitable in future periods. See "Financial Statements", "Management's Discussion and Analysis of Financial Condition and Results of Operations."


2. CHANGE IN BUSINESS STRATEGY

    In early 1996, the Company modified its business strategy away from mask, shield and wound care products and toward clean room and food service products. This shift in strategy subjects the Company to all the risks of any new business venture including the problems, expenses, difficulties, and competition frequently encountered in the development of a new business. Furthermore, in April, 1996, the Company entered into a three year agreement with respect to the exclusive distribution of the Company's line of Aqua Trak black shoe covers for use principally for the restaurant food service and food processing businesses While there are certain minimum requirements to maintain this exclusivity, unfavorable sales results would have a material adverse effect on the success of this shift in strategy. See "Business-Distribution."

3. NEED FOR WORKING CAPITAL--DEPENDENCE ON PRIVATE SALES OF SECURITIES

    While the Company has incurred a deficiency in net cash flow from operating activities for each of the three years ended December 31, 1996 it had net working capital of $1,694,000 as of December 31, 1995, net working capital of $2,200,000 as of December 31, 1996, and net working capital of $4,747,000 as of June 30, 1997.


    The Company has been dependent for the financing of its working capital requirements on private sales of its securities to individual investors and groups of investors and the receipt of proceeds from the exercise of outstanding warrants and options. The Company intends to continue its practice of funding its working capital requirements through private sales of securities to the extent that it is unable to meet its working capital requirements by generating sufficient income from operations.

4. WRITE OFF OF GOODWILL

    In the fourth quarter of 1995, the Company evaluated the carrying value of goodwill associated with its May, 1992 acquisition of Alpha Pro Tech, Inc., based on current operating results and forecasts of future operations of this business. As a result of this analysis, coupled with the change in its business strategy, management concluded that goodwill should be written off. This write-off (recorded in the fourth quarter of 1995) amounted to $4,922,000 and is reported in the income statement as a component of expenses under the caption "Impairment Loss on Intangible Assets." See "Recent Development--Alpha Pro Tech Acquisition", 'Consolidated Financial Statements--Consolidated Statements of Operations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

5. POTENTIAL FLUCTUATION IN QUARTERLY RESULTS

    The Company's quarterly operating results have varied significantly as a result of a number of factors, including the timing of significant orders from and shipments to customers and the timing an marker acceptance of new products. The Company expects that its operating results will fluctuate in the future as a result of these factors, as well as its recent change in business strategy away from health care and toward cleanroom and the food service industry and other factors including its product mix, success in developing, introducing and shipping new products and the level of competition.

6. DIVIDENDS

    The Company has not paid any dividends on its Common Stock and does not anticipate paying any dividends in the foreseeable future. See "Dividend Policy."

7. REGULATORY MATTERS WITH THE BRITISH COLUMBIA SECURITIES COMMISSION
("BCSC")

    In March, 1992, the British Columbia Superintendent of Brokers ("Superintendent") raised certain concerns with respect to the adequacy of public disclosure relating to the Company's affairs including allegations relating to an agreement to perform certain promotional services for BFD, prior press releases issued by the Company, trading activities of directors of the Company and other technical regulatory issues. In November of 1992, certain additional concerns were raised relating to potential regularity non-compliance in respect of the issuance of securities pursuant to various private placements. Included among those persons named as respondents with respect to those matters were Sheldon Hoffman, Chief Executive Officer and a director of the Company and Alexander W. Millar, President and a directory of the Company. The issues relating to the concerns raised by the Superintendent with respect to the Company and its officers and directors were resolved in November, 1993 and November, 1995, respectively. The November, 1995 settlement provides that Messrs. Hoffman and Millar many not sell shares of the Company owned by them in British Columbia for 2 years; each shall be prohibited from becoming or acting as a director or officer of any British Columbia reporting issuer, other than the Company, until such time as they have completed a course of study satisfactory to the Superintendent concerning the duties of directors and officers of reporting issuers, full payment shall have been made of $29,000 as to Hoffman and $14,500 as to Millar, and the

Superintendent consents to their acting in the capacity of a director or officer of a British Columbia reporting issuer. The consequent effect of the settlement was that its application for listing its securities on the NASDAQ Stock Market was denied, at least in part on the involvement of the Company's officers in the BCSC proceeding. See "The Company--Recent Developments--Matters with the BCSC--Settlement with BCSC" and "Market for Common Stock."

8. MARKET FOR THE COMPANY'S COMMON STOCK


    The Company's Common Stock is traded on the NASD Over-The-Counter (OTC) Bulletin Board under the symbol "APTD". Pursuant to the Penny Stock Reform Act, the Commission in 1993 adopted rules making it unlawful for broker-dealers to effect a penny stock transaction without first providing the customer with a standardized disclosure document that (a) discusses the principal risks inherent in investing in penny stocks, (b) outlines the broker-dealer's disclosure obligations and the customer's rights and remedies, and (c) describes significant characteristics of the penny stock market and defines important terms. The term "penny stock" generally refers to a speculative stock priced at under five dollars per share and traded mainly in the over-the-counter market.


    These rules do not currently apply to the Company inasmuch as the Company is subject to the exclusion available for the securities of issuers that meet certain financial standards, as follows:

- Issuers that have been in continuous operation for at least three years, having net tangible assets in excess of $2 million;

- Issuers that have an average revenue of at least $6 million for the last three years. (To satisfy this requirement, an issuer must have had total revenue of $18 million by the end of a three-year period).

    The Company has been in continuous operation since 1992 and had net tangible assets in excess of $2 million and revenues of at least $6 million for each fiscal year, commencing with the fiscal year ending December 31, 1992. For the year ended December 31, 1996, the Company reported net tangible assets of $3,631,000 and revenues of $14,863,000. The penny stock rules may apply in the future if the Company does not meet the financial standards set forth above and the shares of the Company's Common Stock trade at less than five dollars per share. See "The Company--Recent Development--Matters with BCSC", "Market for Common Stock" and "Financial Statements".

9. EXCHANGE OF ESCROW SHARES

    On December 30, 1996, the Board of Directors of the Company authorized the issuance of 2,475,000 shares of its Common Stock in exchange for all rights to the 2,475,000 shares (the "Escrow Shares") of Company Common Stock owned by Al Millar, President, Sheldon Hoffman, CEO, the Hoffman Family Trust, Irving Bronfman and Robert Isaly, respectively, a director and former director of the Company (Exchanging Shareholders").

    The Escrow Shares are subject to an escrow agreement made in June, 1989 between the National Trust Company, the Company and the Exchanging Shareholders (the "Escrow Agreement") and was a condition of an agreement relating to the purchase of certain assets by the Company to commence the manufacturing and marketing of its products, and a requirement of the Vancouver Stock Exchange. The Escrow
Shares were issued to the Exchanging Shareholders in exchange for the sale of assets to the Company in June 1989, and were valued at $.50 per share for an aggregate value of $1,237,500.

    The Escrow Agreement also provides that the shares now held in escrow would be released to the shareholders pro rata if certain performance criteria are met, and that any shares not so released before April 5, 1999 would be surrendered to the Company for cancellation at that time.

    The Board issued the shares free of any escrow agreement and did not seek shareholder approval with respect to this transaction. The determination to issue the shares was made by the entire Board, including Messrs. Millar, Hoffman, and Isaly who are interested directors. It is the Board's belief that the escrow terms do not give any weight to certain achievements the Company has attained since these conditions were imposed, notwithstanding that the Company has failed to record profits or to increase stockholders equity in any material amount in the last several years. Neither the laws of the Company's state of incorporation (Delaware) nor any federal laws require shareholder approval.

    Under Delaware law, a transaction between a corporation and one or more of its directors or officers in which one or more of its directors or officers have a financial interest, shall not be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board which authorizes the transaction, or solely because his or their votes are counted for such purpose, if; the material facts as to his relationship or interest as to the transaction are disclosed or are known to the board of directors, and the board in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors which authorizes the transaction.

    While the standard of conduct for directors has not been codified in Delaware, a "business judgment rule" has evolved out of a 1984 landmark case in Delaware, "Aronson v. Lewis" in which the Supreme Court of Delaware declared that the business judgment rule "is a presumption that in making a business decision the directors of a corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the company. Absent an abuse of discretion, that judgment will be respected by the courts. The burden is on the party challenging the decision to establish facts rebutting the presumption."


    Stockholders of Delaware corporations, as well as stockholders of corporations organized in virtually all jurisdictions in the Untied States may bring a stockholders "derivative action" against a corporations management asserting a claim belonging to the corporation challenging a variety of actions taken by directors, including those involving interested directors. Such an action in the nature of (1) a suit to compel the corporation to sue, and (2) a suit by the corporation asserted by stockholders in its behalf against those allegedly liable to it.

    The issuance of the shares to the Exchanging Shareholders does not change any of the rights and privileges of the Exchanging Shareholders nor increase their beneficial ownership nor is there any effective change to the capitalization of the Company. The number of shares issued and outstanding after the issuance is the same as that outstanding prior to the transaction, and this transaction had no effect on the Exchanging Shareholders percentage ownership of the Company inasmuch as the Escrow Shares had been treated as issued and outstanding. The fair value of the newly issued shares, $2,204,000
(based on the average between the closing bid and asked price of the Common Stock in the over-the-counter market on December 30, 1996) is, however, a charge to earnings for 1996 which resulted in an increase to accumulated deficit. During the last three Fiscal years, each of the Escrowees would not have been eligible to receive any shares out of Escrow applying the formula in the Escrow Agreement. The shares issued in exchange for the Escrow Shares may now be sold pursuant to an applicable exemption or pursuant to Rule 144. See "Certain Transactions."

10. DEPENDENCE UPON KEY PERSONNEL

    The Company is dependent upon the experience and ability of certain key personnel, including Sheldon Hoffman, Chief Executive Officer, and Alexander W. Millar, President. The loss of the services of either of those individuals could have an adverse effect on BFD. See "Management--Directors and Executive Officers -Employment Arrangements" and "The Company--Recent Developments."

11. DEPENDENCE ON SIGNIFICANT CUSTOMER

    Sales to one customer of the Company, VWR Scientific Products, represent 42.9% of total sales in 1996 and 45% for the six months ended June 30, 1997. Sales to this customer are made on credit terms and management believes that adequate provision has been made for any risk of loss. The loss of this customer would have a materially adverse effect on the Company's business.
See "Business--Distribution" and "Notes to Consolidated Financial Statements."


12. DEPENDENCE ON FOREIGN EMPLOYEES

    The Company's operations are substantially dependent upon its approximately 489 employees in Mexico. While the Company considers their relations with the union representing these employees and the employees themselves to be good, any unforeseen work stoppages would have an adverse effect on the Company's business. See "Business--Employees."


13. CONTROL BY DIRECTORS AND OFFICERS

    The Company's current directors and officers and their affiliates beneficially own approximately 15.4% of its outstanding Common Stock. As a result of their Common Stock ownership, the Company's current directors and officers and their affiliates will have significant influence over all matters requiring approval by the Company's stockholders, including the election of directors. Through any directors that they nominate and elect, they may have the ability to direct policy and influence the Company's day-to-day operations. See "Management", "Principal Stockholders" and "Selling Stockholders."

14. DILUTION

    As of June 30, 1997, there were outstanding (a) employee stock options to purchase 2,147,000 shares of Common Stock and
(b) consultants options and warrants to purchase 1,447,000 shares of Common
Stock.


    The sale by the Company of Common Stock, securities convertible into or exchangeable for Common Stock or warrants and options exercisable for Common Stock, and the exercise of the rights of holders of such convertible securities, warrants and options may result in dilution of the investments of present and future holders of Common Stock. See "Financial Statements", "Management's Discussion and Analysis of Financial Conditions and Results of Operations", "Dilution", and the "Company--Recent Developments Private Placements."

    Any exercise of options or warrants will usually take place at a time when the Company would be able, in all likelihood, to obtain funds from the sale of the Company's Common Stock at prices higher than the exercise prices thereof. As a result, investors in the securities offered hereby may incur substantial dilution of their investments as the issuance of such a significant number of additional securities, or even the possibility thereof, may depress the price of such securities. See "Dilution".

15. PATENT PROTECTION

    The Company's policy is to protect its intellectual property rights, products, designs and processes through the filing of patents in the United States and, where appropriate, in Canada and other foreign countries. The Company also registers trademarks and trade names.

    The Company believes that its patents may offer a competitive advantage, by there can be no assurance that any patents, issued or in process, will not be circumvented or validated. The Company relies on trade secrets and proprietary know-how to maintain and develop int commercial position. See "Business--Patents and Trademarks."

16. COMPETITION

    The Company faces substantial competition from numerous other companies, including companies with greater marketing and financial resources in each of the five markets in which it operates. The Company's major competitor is Technol, Inc. of Fort Worth, Texas, as well as several other large competitors. The Company believes that the quality of its products, along with the price and service provided will allow it to remain competitive on the disposable apparel market. See "Business-- Competition."

    17. POTENTIAL FUTURE SALES PURSUANT TO RULE 144

    Future sales of shares by existing stockholders under Rule 144 of the Securities Act, or the issuance of shares of Common Stock upon exercise of options, warrants or otherwise could have a negative impact on the market price of the Common Stock. The Company estimates that up to 4,139,000 shares may be sold under Rule 144. This will depend on the market price for the Common Stock of the Company, the personal circumstances of the sellers and other factors. Any sale of substantial amounts of Common Stock in the open market may adversely affect the market price of the Common Stock offered hereby. See "Shares Eligible For Future Sale."

18. REGISTRATION RIGHTS

    The Company has not granted any demand and piggy-back registration rights to purchasers of shares of Common Stock and Warrants offered and sold by the Company in private sales of its securities other than for those included in this Prospectus. See "Selling Stockholders." The Company expects that purchasers of securities in future private sales might receive registration rights at the Company's cost and expense. Such registration rights require the Company to register such securities with the Securities and Exchange Commission and state securities commissions for resale by the selling securityholders, and enable such securityholders to sell the securities to or through underwriters or to other purchasers in market transactions at prevailing market prices. In the absence of such registration, the securities acquired in private placements are restricted securities and can be sold only under Rule 144 under the Securities Act after a holding period of one year from the date of purchase or pursuant to another available exemption from the registration requirements under the Securities Act.

    The approximate cost of registering the securities offered hereby is $43,000.

19. EFFECT OF DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

    The Company is subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits certain publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder", unless the business combination is approved in a prescribed manner. This statute as well as certain charter and By-law provisions may make it more difficult for a third party to acquire, or discourage future acquisition bids for the Company. See "Description of Capital Stock -Delaware Law and Certain Charter and By-Law Provisions."

                                  THE COMPANY

    ALPHA PRO TECH, LTD. (referred to herein as "the Company") was incorporated on February 17, 1983 pursuant to the British Columbia Company Act R.S.B.C. 1979, Chapter 59 (the "Company Act (british Columbia)" under the name Princeton Resources Corp. The Company subsequently changed its name to Canadian Graphite Ltd. on July 27, 1988 and further changed its name to BFD Industries Inc. on July 4, 1989. Effective July 1, 1994 the Company changed it's corporate domicile from Canada to the State of Delaware in the United States and changed it's name to Alpha Pro Tech Ltd. At that time, all of the Company's operating assets were transferred to it's wholly owned subsidiary Alpha Pro Tech, Inc.

HISTORICAL DEVELOPMENT

    In April, 1989, the Company purchased all the assets, patents, trade secrets, inventory, goodwill and other properties to manufacture among other items, certain transparent eye protection products utilizing an optical grade polyester film from John Russell (the inventor of certain products currently being manufactured, marketed and distributed by the Company), Al Millar (currently president and a director of the Company), Sheldon Hoffman (currently chief executive officer and a director of the Company), Robert Isaly, (currently a director of the Company), and Irving Bronfman, (a former director of the Company), BFD Inc. (an Alabama corporation), 779177 Ontario Inc. (a corporation owned by Messrs. Hoffman and Bronfman), and Milmed International Distributors Limited (a company owned by Al Millar). None of the persons or entities referred to above were officers, directors or affiliated with the Company in any way prior to the transaction.

    From April 1, 1990 to August 30, 1991, the business currently being carried on by the Company, was operated by the BFD Industries Limited Partnership, an Ontario limited partnership (the "BFD Limited Partnership"), of which a wholly-owned subsidiary of the Company was the general partner, and of which there was only one limited partner. Pursuant to an agreement between the Company and the sole limited partner of the Company's Limited Partnership dated June 21, 1991, the Company purchased the limited partner's 50% interest in the BFD Limited Partnership for a purchase price of $1,000,000.00 The BFD
Limited Partnership was dissolved on August 30, 1991 and the business and operations have continued to be carried on by the Company directly.

    Prior to its acquisition of the business currently being conducted by it, the Company was involved in mining and exploration, However, for the fiscal years ended May 31, 1987, 1988, 1989 and 1991 the Company generated no revenues.

    The Company's executive offices are located at 60 Centurian Drive, Suite 112, Markham Ontario, Canada L3R 9R2, and its telephone number is
(905) 479-0654.

                              RECENT DEVELOPMENTS

MATTERS WITH THE BRITISH COLUMBIA SECURITIES COMMISSION

    As a result of concerns raised by the British Columbia Superintendent of Brokers (the "Superintendent") with respect to the adequacy of public disclosure relating to the Company's affairs, the Superintendent, on March 3, 1992, issued a Temporary Order and Notice of Hearing naming as respondents among others, the Company and Messrs. Al Millar, Sheldon Hoffman, Irving Bronfman, Robert Henry Isaly, James S. Lewis, and Hans Reider, and ordered that all trading in the securities of the Company cease for a period originally expiring on March 18, 1992. The Superintendent also set a hearing for March 18, 1992 to give the respondents an opportunity to be heard before the British Columbia Securities Commission (the "Commission"). The Notice of Hearing contained a variety of allegations including those relating to prior press releases issued by the Company, trading activities of directors of the Company and other technical regulatory issues. Messrs. Millar, Hoffman and Isaly are presently directors. Messrs. Lewis, Bronfman and Reider are former directors.

    With respect to trading activities by directors of the Company, the Superintendent alleged that Messrs Millar, James B. Lewis (a former director) and Isaly, traded in the securities of the Company with knowledge of a material change in the Company which they knew had not been generally disclosed, and that on or before January 28, 1992, the directors of the Company reserved incentive stock options for 435,000 of the Company's Common Shares while they had knowledge of the material change which they knew had not been generally disclosed.

    The Company and the other respondents all denied any wrongdoing with respect to the above allegations related to the Company. The Company and its directors cooperated fully with the Superintendent's office with regard to the matters in the Notice of Hearing which was adjourned by consent.

    On April 10, 1992, the Company issued a comprehensive news release providing disclosure to the public concerning its affairs and matters related to the Temporary Order and Notice of Hearing. Contemporaneously, the Company submitted a Filing Statement to the Vancouver Stock Exchange containing information similar to that contained in the news release. On April 13, 1992, citing that the Company had issued the April 10, 1992 news release and that the directors of the Company had consented to an order that they cease all trading in the securities of the Company until a hearing is held and a decision rendered, the Superintendent issued a Variation of Order revoking the Cease Trade Order against the Company. On April 14, 1992 the Company's securities resumed trading on the Vancouver Stock Exchange.

    On November 13, 1992 the Superintendent issued a Cease Trade Order in respect of all of the securities issued pursuant to two private placements of the Company's securities pending resolution of concerns relating to potential regulatory non-compliance in respect of the issuance of these securities.

    Between November 3, 1992 and late January of 1993, extensive discussions ensued and a substantial amount of documentation was compiled and provided to the staff at the office of the Superintendent with respect to the details surrounding those private placements. As a result of providing such information, an agreement in principle was reached with the Superintendent whereby the Superintendent would consider a revocation of the Cease Trade Order issued November 13, 1992, such revocation being conditional upon, among other things, the Company preparing and disseminating a news release setting out further details with respect to those private placements, the provision to each purchaser under those private placements who was affected by the Cease Trade Order of additional corporate disclosure documentation, specifically the Company's Form 10-Q for the periods ending September 30, 1992 and a right to rescind their subscription and have returned to them any subscription funds previously provided by such purchaser to the Company pursuant to their subscription.

    In accordance with the above a news release was issued by the Company on January 28, 1993 which outlined these matters and on February 11, 1993, a complete package of documentation as prepared and sent to each purchaser of securities affected by the Cease Trade Order issued November 13, 1992. On February 23, 1993, the Superintendent revoked the November 13, 1992 Cease Trade Order as to all persons other than the officers and directors of the Company.

SETTLEMENTS WITH BRITISH COLUMBIA SECURITIES COMMISSION

    On November 23, 1993 the Company signed an agreement with the British Columbia Securities Commission resolving all outstanding issues with respect to the Company. The Company agreed and consented to the following:

    1. The Company will seek professional counsel or take such other steps as may be reasonably necessary to ensure that its future activities are in compliance with applicable securities legislation and policies; and

    2. The Company will pay to the Minister of Finance and Corporate Relations the sum of $25,000; and

    3. The Company waives any right it may have, under the Act or otherwise, to a hearing, hearing and review, judicial review or appeal related to, in connection with or incidental to this agreement.

    On November 10, 1995, Sheldon Hoffman a Director and CEO of the Company and Alexander Millar, a Director and President of the Company settled all outstanding matters pending before the British Columbia Securities Commission (the "BCSC"), which were commenced in March 1992 by the British Columbia Superintendent of Brokers ("Superintendent"). The settlement provides that as to each of Messrs. Hoffman and Millar: a Cease Trade Order as to sales by them of the Company's securities in British Columbia shall remain in effect for 2 years; each shall be prohibited from becoming or acting as a director or officer of any British Columbia reporting issuer, other than the Company, until such time as they have successfully completed a course of study satisfactory to the Superintendent concerning the duties of directors and officers of reporting issuers; full payment to the BCSC shall have been made of $29,000 as to Hoffman and $14,500 as to Millar; and the Superintendent consents to their acting in the capacity of a director or officer of a British Columbia reporting issuer. All matters pending as to Robert Isaly, a Director of the Company, were dropped.

ALPHA PRO TECH ACQUISITION

    In May, 1992, the Company acquired Alpha Pro Tech, Inc. ("Alpha"), from William C. Klintworth, Jr., the principal shareholder of Alpha acting on behalf of himself and all other shareholders.

    Alpha is in the business of manufacturing and selling medical and dental surgical face masks, bed patient monitoring systems, Unreal Lambskin decubitus products (used to prevent bedsores) and pet bedding products. Unreal Lambskin is a material made from durable synthetic fleece fabric which has the characteristics and attributes of real lambswool. Alpha's corporate office and manufacturing facility is located at 903 West Center Street, Bldg. E. North Salt Lake, Utah 84054. A second manufacturing facility is located at 1145 Norwood Road, Janesville, Wisconsin.

    The purchase price of $7,200,000 (plus closing adjustments) was paid as follows: a $100,000 deposit upon the execution of the Agreement, $3,600,000 paid at closing with the balance of $3,500,000 paid by a promissory Note ("Note") payable in one year and convertible in whole or in part at any time during the year, at the option of the holder, into Common Shares of the Company at a deemed price per share of $3.50. No interest accrued on the Note for the first 120 days after closing, but interest thereafter accrued at the rate of 8 1/2% per annum, due and payable at the maturity date of the Note. If a holder of the Note elected to be paid in cash, such holder had to give the Company at least 120 days advance written notice of such election prior to April 29, 1993. The Note was secured by all of the issued and outstanding shares of Alpha pursuant to a pledge agreement.

    As part of the transaction, Mr. Klintworth, the principal shareholder and president of Alpha entered into a Confidentiality Agreement with the Company in consideration of a total payment of $300,000 paid at closing. Pursuant to this agreement, Mr. Klintworth provided consulting services to the Company and covenanted not to compete, directly or indirectly, with the Company or Alpha during the term of the agreement and for a period of 18 months following the termination thereof. This agreement was for a term of 3 years.

    Alpha also entered into an employment agreement with Mr. Klintworth for a three year term at a salary of $115,000 per annum which could be terminated without cause, upon 6 months notice after the above referenced Note was satisfied. Alpha also entered into an employment agreement with Elvin Boyce at a salary of approximately $3,000 per month. The employment agreement with Mr. Boyce was generally in accordance with his existing Independent Consulting Agreement with Alpha dated January 1, 1990 which was for a term of 10 years. Mr. Boyce was the inventor of certain products now produced by Alpha and continues to be involved in the manufacturing operations of Alpha.

    The transaction was subject to approval of the Vancouver Stock Exchange and required a report and commentary with respect to the purchase price to be paid. The Company engaged Deloitte & Touche for this purpose. Their comments concluded that the proposed purchase price was determined as a result of arm's length negotiations and that while the price earning multiples and price to book value ratios inherent in the net purchase price appear higher than Canadian "norms" for smaller manufacturing companies, they do not appear out of line with such ratios inherent in initial public offerings in the United States and with current trading data in the med-tech industry.

    They also noted that the opportunity existed for the Company to increase the value of Alpha in particular, due to the potential synergetic benefits associated with selling Alpha's products through the Company's hospital buying group agreements.

    Finally, they commented that based upon the scope of their review, analysis and assumptions used, the proposed cash equivalent purchase price of $7.2 million, at January 1, 1992, for all the issued and outstanding shares of Alpha Pro Tech, Inc. would not be unreasonable. The Company financed this acquisition with the proceeds of private placements.

    Gross revenues for Alpha for each of the three fiscal years ending December 31, were as follows:

           1991.....  $5,508,000

           1990.....  $5,197,000

           1989.....  $3,886,000

    On January 26,, 1993, the holders of the Notes notified the Company of their election to receive payment in cash.

    On May 14, 1993 the Company paid the noteholders the principal sum of $3,500,000 together with approximately $199,000 of accrued interest. Of this amount, $550,000 was provided by a loan from Harberton Trading, Ltd. ("Harberton") a European merchant bank, $1,104,000 was provided by a credit facility secured by accounts receivable, inventory and equipment from Allstate Financial Corporation of Arlington, Virginia, with the balance of $2,045,000 from the Company's working capital. The Harberton loan was initially for a nine-month term, bearing a monthly compound interest rate of 1.13% and secured by a pledge of all of the shares of Alpha as well as a general security interest (subordinate to that of Allstate's Financial Corporation) on all personal property, including accounts receivable, inventory and equipment. Harberton was also issued 40,000 shares of the Company's Common Stock as a bonus and a finder's fee of $47,250 was paid to an unaffiliated third party. On February 18, 1994, this loan was extended for an additional nine month period. In connection with such extension an additional fee of approximately $55,000 and an additional bonus of approximately $125,000 were paid by the Company. In 1995 this loan was converted into 487,000 shares of the Company's Common Stock.

    Contemporaneously with the payment of the Note, Mr. Klintworth resigned as an officer and director of Alpha Pro Tech and his employment contract was terminated effective August 14, 1993.

    In the fourth quarter of 1995, the Company evaluated the carrying value of goodwill associated with the May, 1992 acquisition of Alpha based on historical operating results and forecasts of future operations of the masks, shields and woundcare product lines which are marketed primarily to the healthcare industry. The Analysis showed that historical sales levels had declined and future sales are expected to decrease over the next five years as the Company continues to focus its efforts and resources on manufacturing and promoting sales of its automated shoe cover and disposable apparel products to the clean room and food service industries. As a result of the analysis performed, coupled with the change in business strategy, management elected to shorten the life of goodwill related to the purchase of Alpha from 20 years to eight years and to shorten the useful lives of patents related to masks and shields from 17 years to eight years.

    Additionally, the Company conducted an impairment analysis that determined the fair value of the assets based on discounted cash flows. From the analysis, the Company determined that the carrying values of the Alpha goodwill and patents related to the Company's line of disposable mask and shield products and woundcare products should be reduced by $4,922,000 at December 31, 1995. This write-off (recorded in the fourth quarter of 1995) is reported in the income statement as a component of expenses under the caption "Impairment Loss on Intangible Assets." See "Consolidated Financial Statements-- Consolidated Statements of Operations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

ACQUISITION OF ASSETS OF GEM NON-WOVENS

    In October, 1992, the Company acquired the assets of Gem Non-wovens, Inc. ("GEM"), an automated manufacturer of disposable surgical head and shoe covers, located in Huntsville, Alabama in exchange for approximately $330,000, and the assumption of approximately $50,000 of GEM's liabilities to unsecured creditors. Included in the assets acquired were cash and accounts receivables the collection of which equalled substantially all of the liabilities assumed. GEM manufactured its products in a leased facility of approximately 8,500 square feet in Huntsville, Alabama. The facility was consolidated into Alpha's facilities in North Sale Lake, Utah effective January 1, 1994.

ACQUISITION OF LICENSE AGREEMENT AND PATENTS

    In April 1993, The Company also acquired a license agreement for Inflation Control for Air Supports Device and the patents for a Delta Foam Support System (Delta) from Marilyn Hutchens for an aggregate of $200,000 ($ 175,000 for the Patents and $ 25,000 for the license). The $200,000 originally due December 24, 1993 was paid by the issuance of an additional 50,000 shares of the Company's Common Stock and payment of $4,000 per month for 24 months, commencing March 31, 1994. The license and patents relate to a line of therapeutic mattresses and overlays used in the prevention and treatment of pressure ulcers. The Company was obligated to pay a royalty to Ms. Hutchens and two co-inventors of the Delta Support System on all Delta and Inflation Control Device sales, up to a maximum royalty of $250,000 per year, for the life of the patent.

    As part of the Delta agreement, the Company was required to sell $1 million worth of the products within two years of its first sale, and $ 1 million per year thereafter until the patents expire. If they did not attain these levels all rights to the product and the patents were to revert back to Ms. Hutchens. The sales levels were not attained. These rights have reverted back to Ms. Hutchens and as a result, the patent was written off at December 31, 1994 and the license agreement was surrendered in 1995.

ACQUISITION OF ASSETS OF DISPOSABLE MEDICAL PRODUCTS, INC.

    On March 25, 1994, the Company, through its wholly owned subsidiary Alpha, entered into an agreement to purchase approximately $ 105,000 of inventory and $228,000 of capital equipment of Disposable Medical Products, Inc. (DMPI"), a debtor in possession pursuant to a Chapter 11 proceeding in the Untied States bankruptcy court in New Orleans, Louisiana. The inventory was purchased immediately, but the acquisition of the capital equipment was to take place upon approval of the sale by the bankruptcy court which occurred on July 29, 1994 and upon payment of the purchase price, which occurred on March 3, 1995.

    Between the period of March 25, 1994 and March 3, 1995, under a post-petition financing agreement, Alpha was responsible for the operation of DMPI and had all of the risks and rewards of the business. The post-petition financial results of the operation of DMPI have been included in the Company's consolidated financial statements effective April 1, 1994.

    Under the post-petition financing agreement, Alpha Pro Tech was to supply DMPI with a $450,000 line of credit until the date the agreement was finalized. As collateral for the entire amount, DMPI assigned its post petition accounts receivable and all other assets to be acquired, to Alpha Pro Tech. In connection with the asset purchase agreement, employment contracts were entered into with five employees of DMPI.

ACQUISITION OF LUDAN CORPORATION

    Effective April 1, 1995 the Company acquired an 80% interest in Ludan Corp., a Georgia based materials laminating company, for $ 29,000 cash plus the assumption of $23,000 of net liabilities. In addition, a note payable of $20,000 was converted to 20,000 Common Shares of the Company in March 1995. On June 30, 1996, the Company acquired the outstanding 20% interest in Ludan Corporation from the minority shareholder for $68,000. The Company paid $49,000 of the purchase price in July 1996 and the remaining $19,000 was paid in March, 1997.

RECENT PRIVATE PLACEMENTS


    The Company has been dependent for the financing of its working capital requirements on private sales of its securities to individual investors and groups of investors and the receipt of proceeds from the exercise of outstanding warrants and options. The Company intends to continue its practice of funding its working capital to the extent that it is unable to meet its working capital requirements by generating sufficient cash flow from operations. In April, 1993 the Company sold 119,048 units at a price of $3.70 Canadian ("CDN") for a total of $440,478 CDN to a private investor. Each unit consists of one common share and one non-transferable share purchase warrant exercisable within twelve months at a price of $3.70 CDN per share. The net proceeds from this private placement were added to the Company's working capital. A finder's fee of 9,319 common shares was paid to an unaffiliated third party in connection with this transaction. In June, 1994, the Warrant exercise price was reduced to $ 1.75 (U.S.) and the expiration date was extended to July 1, 1995. Thereafter, the expiration date was extended periodically and is currently July 1, 1999.


    In June, 1993, the Company sold 100,000 units at a per unit price of $2.38 CDN for a total of $238,000 CDN to a private investor. Each unit consists of one common share and one non-transferable share purchase warrant exercisable within twelve months at a price of $2.38 CDN per share. The net proceeds from this private placement were added to working capital. A finders fee of 8,500 common shares was paid to an unaffiliated third party.

    In July, 1993, the Company sold 233,697 units at a per unit price of $2.64 CDN for a total of $616,960 to a group of four private investors. Each unit consists of one common share and one non-transferrable share purchase warrant exercisable within twelve months at a price of $ 2.64 CDN per share. The net proceeds from this private placement were used for working capital. A finders fee of 12,555 common shares, valued at $ 33,145, was paid to an unaffiliated third party.

   In March, 1994 the Company commenced a private offering pursuant to which a minimum of 500,000 Units to a maximum of 3,000,000 Units were to be issued at a price of $1.00 per Unit. Each Unit consisted of one share of Common Stock, and one Class A Stock Purchase Warrant. Each Warrant entitled the holder to immediately purchase one share of Common Stock at a price of $2.00 subject to adjustment in certain circumstances, until their expiration on February 28, 1996. Subsequently the agreement with the dealer manager to offer the Units was terminated, no Units having been sold. The Company continued to offer Units, under revised terms, to investors. During the year ended December 31, 1995, the Company had sold 1,802,649 Units at $.75 per Unit, each Unit consisting of one share of Common Stock and a two year Warrant to purchase one share of Common Stock at $.75 per share, for which it has received aggregate proceeds of $1,352,000. During the period January 1, 1997 to June 30, 1997 the Company issued 3,291,986 shares of Common Stock for which it received net proceeds of $2,412,000 from the exercise of warrants and options, principally from those persons who purchased Units in the private offering commenced in March, 1994 and from persons and entities who receive Units in exchange for debt.


EXCHANGE OF ESCROW SHARES

    On December 30, 1996 the Board of Directors of the Company authorized the issuance of 2,475,000 shares of its Common Stock in exchange for all rights to the 2,475,000 shares (the "Escrow Shares") of Company Common Stock owned by Al Millar, President, Sheldon Hoffman, CEO, the Hoffman Family Trust, Irving Bronfman and Robert Isaly, respectively a director and former director of the Company ("Exchanging Shareholders").

    The Escrow Shares are subject to an escrow agreement made in June 1989 between the National Trust Company, the Company and the Exchanging Shareholders (the "Escrow Agreement") and was a condition of an agreement relating to the purchase of certain assets by the Company to commence the manufacturing and marketing of its products, and was a requirement of the Vancouver Stock Exchange. The Escrow Shares were issued to the Exchanging Shareholders in exchange for the sale of assets to the Company in June, 1989 and were valued at $.50 per share for an aggregate value of $1,237,500.

    The Escrow Agreement also provides that the shares held in escrow would be released to the shareholders pro rata if certain performance criteria are met, and that any shares not so released before April 5, 1999 would be surrendered to the Company for cancellation at that time.

    The Board issued the shares free of any escrow agreement and did not seek shareholders approval with respect to this transaction. It is the Board's belief that the escrow terms do not give any weight to certain achievements the Company has attained since these conditions were imposed, notwithstanding that the Company has failed to record profits or to increase stockholders equity in any material amount in the last several years. Neither the laws of the Company's state of incorporation (Delaware) nor any federal laws require shareholder approval. Furthermore, no regulatory approval was obtained or required with respect to the transaction in either the United States or Canada. The issuance of the shares to the Exchanging Shareholders does not change any of the rights and privileges of the Exchanging Shareholders nor increase their beneficial ownership, nor is there any effective change to the capitalization of the Company.

    The number of shares issued and outstanding after the issuance is the same as that outstanding prior to the transaction. During the last three fiscal years, each of the Escrowees would not have been eligible to receive any shares out of Escrow applying the formula in the Escrow Agreement. The fair value of the newly issued shares, $2,204,000 (based on the average between the closing bid and asked price of the Common Stock in the over-the-counter market on December 30, 1996) is, however, a charge to earnings for 1996 which resulted in an increase to accumulated deficit. See "Certain Transactions."

                                USE OF PROCEEDS

    Since all of the Shares offered hereby are to be sold for the account of Selling Stockholders, the Company will not receive any cash proceeds pursuant to this Offering.


    The Company may, however, receive cash proceeds to the extent outstanding warrants and options are exercised by a Selling Stockholder. If the warrants and options are exercised in full, as to which there can be no assurance, the net proceeds would be approximately $1,500,000. The Company would use these proceeds, if any, for general corporate purposes including working capital. The Shares underlying Warrants and Options will be sold following excercise. See "Selling Stockholders."


    Pending the ultimate application of the proceeds of any financing, the Company makes temporary investments in interest bearing savings accounts, certificates of deposit, United States Government obligations or money market certificates.

    United States government obligations are not necessarily those backed by the full faith and credit of the United State government. Company policy does not require temporary investments to be investment grade as determined by a nationally recognized statistical rating organization nor does it require that such investments have any additional safety feature such as insurance.

                                DIVIDEND POLICY

    The Company has never paid cash dividends on its Common Stock. The current policy of the Board of Directors is to retain any earnings to provide for the development and growth of the Company. Consequently, no cash dividends are expected to be paid in the foreseeable future.

                                CAPITALIZATION

    The following table sets forth the capitalization of the Company as of June 30, 1997. All information set forth below should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.



                                                                                JUNE 30, 1997
                                                                                (IN THOUSANDS)
                                                                                --------------
Current portion of long-term debt                                                   $   1,592
                                                                                    ---------
                                                                                    ---------
Long-term debt, including current portion                                           $   1,832
                                                                                    ---------


Stockholders Equity:

  Common Stock $.01 par value; 50,000,000 shares authorized; 24,047,449 issued
    and outstanding (1)........................................................           240

  Additional paid-in capital...................................................        24,279

  Accumulated deficit..........................................................       (17,932)
                                                                                     --------

  Total stockholders' equity...................................................         6,587
                                                                                     --------

  Total capitalization.........................................................    $    8,419
                                                                                     --------
                                                                                     --------




(1) Excludes 3,594,048 shares of Common Stock issuable upon the exercise of outstanding options and warrants. See "Management- 1993 Stock Option Plan" and "Shares Eligible for Future Sale."


(2) See "Note 13" of "Notes to Consolidated Financial Statements" with respect to future lease obligations.

                                    DILUTION

    The following table sets forth the number of shares of Common Stock outstanding as of June 30, 1997 as well as the number of shares of Common Stock that would be outstanding if all of the outstanding options and warrants were exercised. Any exercise of options or warrants will take place at a time when the Company would be able, in all likelihood, to obtain funds from the sale of the Company's Common Stock at prices higher than the exercise prices of the options and warrants. As a result, investors in the Shares offered hereby may incur substantial dilution of their investment as the issuance of a significant number of additional shares of Common Stock, or even the possibility thereof, may depress the price of the Shares being offered hereby.

                                                                                 COMMON STOCK
                                                                   MARKET OR      OUTSTANDING
                                                                  EXERCISE OF    OR RESERVED
SECURITY                                                             PRICE       FOR ISSUANCE
--------                                                          ------------  --------------

Common Stock....................................................       1.515(1)    24,047,449

Stock Options...................................................       1.13         3,475,000

Warrants........................................................       1.75 (2)       119,048
                                                                  ------------  --------------

             TOTAL..............................................                   27,641,497



(1) Based on the average of the last reported bid and asked price of the Company's Common Stock in the over-the counter market as reported by the NASD on August 26, 1997.


(2) Based on the average of exercise prices ranging from $.75 to $2.75 per share.

            MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

                           PRICE RANGE OF SECURITIES

    From January 1, 1991 through July 16, 1993 the Common Shares were traded on the Vancouver Stock Exchange under the symbol BFI, at which time the Common Shares were de-listed from the Vancouver Stock Exchange at the Company's request.

    On March 8, 1993, the Common Shares of the Company were cleared for quotation on the National Association of Securities Dealers (NASD) Over the Counter (OTC) Bulletin Board under the symbol "BFDIF." When the Company changes its name to Alpha Pro Tech, Ltd. on July 1, 1994, its symbol was changed to APTD.

    The high and low range of bid prices for the Common Shares of the Company for the quarters indicated as reported by the NASD were as follows:

                                                 LOW                   HIGH
                                               ---------           ---------
1994 First Quarter...........................  5/8                   1-7/8
Second Quarter...............................  1-3/16                1-7/16
Third Quarter................................  31/32                 1-3/16
Fourth Quarter...............................  13/16                 1-1/16

1995 First Quarter...........................    3/4                 3-1/8
Second Quarter...............................  1-7/8                 2-5/8
Third Quarter................................  1-5/8                 2-1/2
Fourth Quarter...............................  1-7/16                2-1/16

1996 First Quarter...........................  1-1/32                1-31/32
Second Quarter...............................  1-1/4                 2-3/16
Third Quarter................................  1-1/32                1-11/32
Fourth Quarter...............................  15/16                 1-5/16


1997 First Quarter...........................  7/8                   2-3/16
Second Quarter...............................  1-15/32               1-1/2
Third Quarter................................  1-13/32               1-3/4
Fourth Quarter (thru 11/10/97) ..............  1-1/4                 1-5/16


    Such over the counter market quotations reflect interdealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.


    As at June 30, 1997 there were approximately 665 shareholders of record.


    In the period 1993 through 1995 the Company made several efforts to list its Common Stock on the NASDAQ SmallCap Market. Each time the Company received notification that its request for listing on the NASDAQ Stock Market had been denied based on the Company's inability to meet NASDAQ's minimum bid price criterion of $3.00 per share and/or the fact that there was a pending proceeding with British Columbia Securities Commission.

    As noted above, the Company's officers and directors agreed to a settlement with BCSC in October 1995 which was actually signed as of November 10, 1995. The Company reapplied for listing on NASDAQ in October 1995 and was again advised by the NASDAQ staff on January 2, 1996 that its application was not approved because of the failure to satisfy the minimum bid price requirement of $3.00 and the fact that the involvement of the Company's officers in the BCSC proceeding was sufficient to support a denial of the listing application. The Company requested a review of the decision by the NASDAQ Review Committee. This Committee upheld the staff's decision.

DIVIDEND POLICY

    The holders of the Company's Common Shares are entitled to receive such dividends as may be declared by the directors of the Company from time to time to the extent that funds are legally available for payment thereof. The Company has never declared nor paid any dividends on any of its Common Shares. It is the current policy of the Board of Directors to retain any earnings to provide for the development and growth of the Company. Consequently, the Company has no intention to pay cash dividends in the foreseeable future.

SELECTED FINANCIAL DATA

Alpha Pro Tech, Ltd.

Selected Financial Data

---------------------------------------------------------------------------------------------------------------------
                                            Six Months Ended
                                                June 30,                         Year Ended December 31,
                                         ------------------------  -----------------------------------------------------------
                                             1997        1996         1996         1995(1)      1994(2)      1993        1992(3)

Historical Statement of Operations Data

Operating Revenues....................  $ 8,476,000 $ 7,459,000  $14,863,000  $13,031,000  $11,966,000   $9,439,000  $8,129,000
Gross Profit..........................    3,259,000   2,580,000    5,198,000    4,469,000    4,247,000    3,500,000   3,177,000
Selling, general and administrative
  expenses............................    2,883,000   2,269,000    4,610,000    4,342,000    3,562,000    4,852,000   3,236,000
Interest expense......................      147,000     140,000      279,000      563,000      898,000      450,000      99,000
Impairment loss on intangible
  assets..............................            -           -            -    4,922,000            -            -           -
Minority interest.....................            -      (4,000)      (4,000)       5,000            -            -           -
Exchange of escrowed shares for
  new shares..........................            -           -    2,204,000            -            -            -           -
Other expenses, net...................      148,000     105,000      254,000      608,000      445,000      824,000     417,000
                                         ----------  ----------   ----------   ----------   ----------    ---------   ---------
Total expenses including provision
  (benefit) for income taxes..........    3,178,000   2,510,000    7,343,000   10,440,000    4,905,000    6,126,000   3,752,000
                                         ----------  ----------   ----------   ----------   ----------    ---------   ---------
Net income (loss).....................  $    81,000 $    70,000  $(2,145,000) $(5,971,000) $  (658,000) $(2,626,000) $ (575,000)
                                         ----------  ----------   ----------   ----------   ----------   ----------   ---------
Net income (loss) per share...........  $      0.00 $      0.00  $     (0.12) $     (0.36) $     (0.05) $     (0.22) $    (0.06)
                                         ----------  ----------   ----------   ----------   ----------   ----------   ---------
Weighted average shares used
  in net income (loss) per share......   22,862,826  20,068,527   17,841,547   16,533,294   13,437,198   11,764,871    9,615,921

Historical Balance Sheet Data
Current assets........................  $ 7,628,000 $ 5,511,000  $ 5,614,000  $ 4,860,000  $ 4,715,000  $ 2,749,000  $ 4,126,000
Total assets..........................  $ 9,708,000 $ 7,283,000  $ 7,481,000  $ 6,410,000  $11,192,000  $ 9,578,000  $11,100,000
Current liabilities...................  $ 2,881,000 $ 3,409,000  $ 3,414,000  $ 3,166,000  $ 3,879,000  $ 2,885,000  $ 4,847,000
Long-term liabilities.................  $   240,000 $   217,000  $   217,000  $   240,000  $ 1,154,000  $   278,000  $   654,000
Stockholders' equity..................  $ 6,587,000 $ 3,657,000  $ 3,850,000  $ 3,004,000  $ 6,159,000  $ 6,415,000  $ 5,599,000


(1) Includes the operations of Ludan Corporation which was acquired effective April 1, 1995. See footnote 15 in Notes to the Consolidated Financial Statements.
(2) Includes the operations of Disposable Medical Products, Inc. which was acquired on March 25, 1994. See footnote 14 in Notes to the Consolidated Financial Statements.
(3) Includes the operations of Alpha Pro Tech, Inc. which was acquired on May 14, 1992.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS


RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1997, COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1996


Alpha Pro Tech, Ltd. ("Alpha" or the "Company") reported net income for the six months ended June 30, 1997 of $81,000 as compared to net income of $70,000 for the six months ended June 30, 1996, representing an increase of $11,000 or 15.7%.

SALES   Consolidated net sales were $8,476,000 and $7,459,000 for the six months ended June 30,1997 and 1996, respectively, representing an increase of $1,017,000 or 13.6%. Net sales for the Apparel Division for the six months ended June 30, 1997 were $4,864,000 as compared to $3,464,000 for the same period of 1996. The Apparel Division sales increase of $1,400,000 or 40.4% was primarily due to increased sales to its largest customer. Mask and eye shield sales decreased by 16.1% to $2,338,000 for the six months ended June 30, 1997 compared to $2,786,000 for the same period in 1996. This decrease is primarily the result of a drop in shield/mask combination product sales. Sales from the Company's Unreal Lambskin-Registered Trademark- and other related products which includes a line of pet beds increased by 5.4% to $1,274,000 for the six months in 1997 compared to $1,209,000 for the same period in 1996.


COST OF GOODS SOLD   For the six months ended June 30, 1997 as compared to 1996, cost of goods sold increased to $5,217,000 from $4,879,000. As a percentage of net sales for the six months, cost of goods sold decreased to 61.6% from 65.4%. Gross profit margin increased to 38.4% from 34.6% for the six months ended June 30, 1997 and 1996, respectively.



SELLING, GENERAL AND ADMINISTRATIVE EXPENSES Selling, general and administrative expenses increased by $614,000 to $2,883,000 for the six months ended June 30,1997 from $2,269,000 for the six months ended June 30, 1996. As a percentage of net sales, selling, general and administrative expenses increased to 34.0% in the first two quarters of 1997 from 30.4% in the same period in 1996. The increase in selling, general and administrative expenses for the six months ended June 30, 1997 primarily consists of payroll related costs of $438,000; options/warrants issued for services of $56,000; public company expenses of $72,000 including investor relations, annual report and annual meeting costs, stock transfer costs, & costs associated with SEC reporting requirements; and travel expenses of $66,000 offset by a reduction in other expenses totalling $18,000. Of the $438,000 increase in payroll related costs, $324,000 is due to the Apparel Division which had an increase in sales of 40.4%. As a percentage of net Apparel Division sales, selling, general and administrative expenses for the Apparel division increased to 20.0%. As a percentage of net Apparel Division sales, selling, general and administrative expenses for the Apparel Division increased to 20.0% for the six months ended June 30, 1997 compared to 18.5% for the same period in 1996.

DEPRECIATION & AMORTIZATION Depreciation and amortization expense increased by $30,000 for the six months ended June 30, 1997 compared to 1996. This increase is primarily attributable to an increase in the purchase of equipment through capital leases and amortization of goodwill on the acquisition of Ludan Corporation.

NET INTEREST  Interest expense increased by $7,000, or 5.0% to $147,000 for the
six months ended June 30, 1997 compared to $140,000 in 1996.   The slight
increase in interest expense is due to interest on the additional capital leases acquired.

INCOME FROM OPERATIONS Income from operations increased by $35,000 to $228,000 for the six months ended June 30, 1997 compared to $193,000 for the same period in 1996. The increased income from operations for the six months is primarily due to an increase in gross profit offset by an increase in selling, general and administrative expenses and an increase in depreciation and amortization.

NET INCOME Net Income for the six months ended June 30, 1997 was $81,000 compared to $70,000 for the six months in 1996, an increase of $11,000 or 15.7%. The net income increase for the six months is comprised of an increase in income from operations offset by a slight increase in interest expense.

The Company does not have any pension, profit sharing or similar plans established for its employees, however, the chief executive officer and president are entitled to a combined bonus equal to 10% of the pre-tax profits of the company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

FISCAL 1996 COMPARED TO FISCAL 1995

Alpha Pro Tech, Ltd. ("Alpha" or the "Company") reported a net loss for the year ended December 31, 1996 of $2,145,000 as compared to a net loss of $5,971,000 for the year ended December 31, 1995, representing an improvement of $3,826,000. The 1996 loss was attributable to a $2,204,000 non cash charge to earnings resulting from the issuance of 2,475,000 shares of Common Stock in exchange for a like amount of shares of the Company's Common Stock held in escrow. Simultaneously, there was an increase to paid in capital resulting in shareholders equity remaining unchanged. The net income for 1996, excluding the non-cash escrow share exchange valued at $2,204,000 was $59,000, as compared to a net loss of $1,049,000 for 1995, excluding an impairment loss on intangible assets of $4,922,000. This represents an improvement of $1,108,000, excluding the above mentioned items.

SALES   Consolidated net sales for the year ended December 31, 1996 increased to
$14,863,000  from $13,031,000 in 1995, representing an increase of $1,832,000 or
14.1%. Net sales for the Apparel Division for the year ended December 31, 1996 were $7,475,000 as compared to $4,953,000 for the same period of 1995. The Apparel Division sales increase of $2,522,000 or 50.9% was primarily due to increased sales to its largest customer which was made possible by the completion in the first quarter of 1996 of the new manufacturing facility in Nogales, Mexico. Mask, and eye shield sales decreased by 3.3%, to $5,035,000 in 1996 from $5,205,000 in 1995. Mask, and eye shield sales to dentists were virtually unchanged while the decrease can be attributed to lower medical sales. Sales from the Company's Unreal Lambskin-Registered Trademark- and other related products which includes a line of pet beds, decreased by 18.1% to $2,353,000 in 1996 from $2,873,000 in 1995. The decrease in the Unreal Lambskin-Registered Trademark- sales is the result of a decline in medical pad sales combined with the loss of a major pet bed distributor and the loss of business due to competitive pricing of rolled good products. The Company's Unreal Lambskin-Registered Trademark- line of products is a mature line which is no longer an area for significant growth.

COST OF GOODS SOLD   Cost of goods sold increased to $9,665,000 for the year
ended December 31, 1996 from $8,562,000 for the same period in 1995. As a percentage of net sales, cost of goods sold decreased to 65% from 65.7%. Gross profit margin increased slightly to 35.0% for the year ended December 31, 1996 from 34.3% for the year ended December 31, 1995. Management expects the gross profit margin to continue to improve through the streamlining of its manufacturing facilties but there can be no assurance that these improvements will be attained.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES Selling, general and administrative expenses increased by $268,000 to $4,610,000 for the year ended December 31, 1996 from $4,342,000 for the year ended December 31, 1995. As a percentage of net sales, selling, general and administrative expenses decreased to 31% in 1996 from 33% in 1995. The increase in selling, general and administrative expenses is primarily in the areas of payroll related costs of $311,000; tradeshows expenses of $36,000 and travel expenses of $32,000 offset by decreases in commission expenses of $46,000 and professional fees of $45,000. Of the $311,000 increase in payroll related costs, $296,000 is due to the Apparel Division which had an increase in sales of 50.9%. As a percentage of net Apparel Division sales, selling, general and administrative expenses for the Apparel division remained constant at 20% for 1996 and 1995.

DEPRECIATION & AMORTIZATION Depreciation and amortization expense decreased by $364,000, to $254,000 for the year ended December 31, 1996 from $618,000 for the same period in 1995. This decrease is primarily attributable to the write off at the end of 1995 of the remaining intangible assets acquired on the acquisition of its wholly-owned subsidiary, Alpha Pro Tech Inc. This is partially offset by Apparel Divison fixed asset additions in 1996 and the amortization of goodwill recorded in connection with the Ludan acquisition.

IMPAIRMENT LOSS ON INTANGIBLES At the end of 1995, the Company decided to write off the remaining intangible assets of $4,922,000 acquired on the acquistion of its wholly-owned subsidiary, Alpha ProTech, Inc. During the fourth quarter of 1995, it became apparent to management that cash flows from the mask, shield, and wound care products manufactured and distributed through Alpha ProTech, Inc. had declined for each of the past four years and would decline in the future. Dramatic changes have taken place in the health care market with downsizing, cost containment pressure and changing of buying practices for medical products. A significant investment would have to be made to change the Company's manufacturing equipment and facilities to continue to aggressively attack these markets. As a result, the Company has modified its strategy in order to maximize sales and profit by focusing on increased demand for its apparel cleanroom products and food service industry products.

EXCHANGE OF ESCROW SHARES

Pursuant to an agreement dated April 5, 1989, the Company purchased all of the assets of BFD Inc. from certain individuals. The purchase price of $625,000 Canadian was settled by the issuance of 3,500,000 common shares and the assumption of liabilities of $520,000 Canadian. Of the shares issued, 3,150,000 were subject to an escrow agreement. On December 30, 1996, all of the escrowed shares, except for the shares canceled in connection with the settlement with John P. Russell, were exchanged for new shares. The 2,475,000 new shares were valued at the fair market value of the shares on the date of the exchange which resulted in a $2,204,000 charge to earnings that was recorded during the fourth quarter of 1996. Additionally, the paid in capital increase $2,204,000 resulted in no net change to stockholders equity. The 2,475,000 shares held in escrow were cancelled effective December 30, 1996.

NET INTEREST Interest expense decreased by $284,000, to $279,000 for the year ended December 31, 1996 from $563,000 for the year ended December 31, 1995. This decrease is primarily due to the following factors: a reduction in the interest paid on notes payable of $50,000; costs related to financing through Allstate at higher interest rates of $52,000 and the termination costs of Allstate at $45,000 in the first quarter of 1995; costs of $63,000 in 1995 in relation to recording the fair value of options and warrants granted to third parties; and in 1996, the Company earned an additional $40,000 in interest revenue.

LOSS FROM OPERATIONS Loss from operations decreased by $3,543,000 to a loss of $1,870,000 for the year ended December 31, 1996 from a loss from operations of $5,413,000 for the year ended December 31, 1995. The decreased loss from operations is primarily due to the increase in gross profit of $729,000; the decrease in depreciation and amortization of $364,000; the increased selling, general and administrative expenses of $268,000 and the non cash transactions of the exchange of escrow shares of $2,204,000 in 1996 offset by the impairment loss on intangible assets of $4,922,000 in 1995. Income from operations excluding the 1996 and 1995 non cash transactions was $334,000 in 1996 compared to a loss of $491,000 in 1995, a net increase in income from operations of $825,000.

NET LOSS Net Loss for the year ended December 31, 1996 was $2,145,000 compared to a net loss of $5,971,000 for the year ended December 31, 1995, a decrease $3,826,000. The net loss decrease of $3,826,000 is comprised of a decreased loss from operations of $3,543,000 as described above, and a decrease in interest expense of $284,000. Excluding the escrow shares exchange, net income for the year ended December 31, 1996 was $59,000 as compared to a net loss in 1995 of $1,049,000 excluding the impairment loss on intangible assets, an increase in net income of $1,108,000.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

Fiscal 1995 compared to Fiscal 1994

Alpha Pro Tech, Ltd. ("Alpha" or the "Company") reported a net loss for the year ended December 31, 1995 of $5,971,000 as compared to a net loss of $658,000 for the year ended December 31, 1994. The principal components of the loss consist of a write-off of $4,922,000 of intangible assets associated with masks, shields, and wound care products manufactured and distributed through its wholly-owned subsidiary, Alpha ProTech, Inc. and an increase of $780,000 in selling, general, and administrative expenses.

SALES   Consolidated net sales for the year ended December 31, 1995 increased to
$13,031,000 from $11,966,000 in 1994, representing an increase of $1,065,000 or
8.9%. Net sales for the Apparel Division for the year ended December 31, 1995 were $4,953,000 as compared to $3,148,000 for the same period of 1994. The Apparel Division sales increase of $1,805,000 or 57% was primarily due to increased sales to its largest customer and the fact that Alpha began including the results of the Apparel Division on April 1, 1994. Virtually all of the 1995 overall sales increase came from the Apparel Division and this trend is expected to continue into the future. The Company similarily sees its newly launched food service industry product line as a revenue source beginning in 1996. Mask, and eye shield sales decreased by 13.9%, to $5,205,000 in 1995 from $6,042,000 in 1994, due primarily to a softening in medical sales. Sales from the Company's Unreal Lamb's Wool and other related products increased by 3.5% to $2,873,000 in 1995 from $2,776,000 in 1994. The Company's Unreal Lamb's Wool line of products is a mature line which is no longer an area for significant growth.

GROSS PROFIT   Gross profit margin decreased to 34.3% for the year ended
December 31, 1995 from 35.5% for the year ended December 31, 1994. The gross profit margin decline was primarily due to both the initial training costs and the initial lost efficiences associated with re-locating shield manufacturing to Mexico. Gross profit margin for the year ended December 31, 1995 eliminating the re-location start up costs would have been 35.1%. Management plans to improve margins through the streamlining of its Mexican operations and there can be no assurance that these improvements will be attained.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES Selling, general and administrative expenses increased by $780,000 to $4,342,000 for the year ended December 31, 1995 from $3,562,000 for the year ended December 31, 1994. As a percentage of net sales, selling, general and administrative expenses increased to 33% in 1995 from 30% in 1994. The increase in selling, general and administrative expenses is primarily in the areas of Apparel Division costs $386,000; payroll related costs $169,000; investor relations $79,000; professional fees $49,000; marketing $46,000; and travel expenses $86,000. Approximately half of the $386,000 selling, general and administrative expense increase for the Apparel division is related to increased 1995 sales. The other half of the increase in the Apparel Division selling, general and administrative expenses is due to comparing twelve months of expenses in 1995 compared to 9 months in 1994 since the acquisition of the Apparel Division took effect April 1, 1994. As a percentage of net Apparel Division sales, selling, general and administrative expenses for the Apparel division remained constant at 20% for both 1995 and 1994.

DEPRECIATION & AMORTIZATION Depreciation and amortization expense decreased by $116,000, to $618,000 for the year ended December 31, 1995 from $734,000 for the same period in 1994. This decrease is primarily attributable to the write off in 1994 of unamortized Delta patents offset by fixed asset additions in 1995 and the amortization of goodwill recorded in connection with the Ludan acquisition.

IMPAIRMENT LOSS ON INTANGIBLES At the end of 1995, the Company decided to write off the remaining intangible assets of $4,922,000 acquired on the acquistion of its wholly-owned subsidiary, Alpha ProTech, Inc. During the fourth quarter of 1995, it became apparent to management that cash flows from the mask, shield, and wound care products manufactured and distributed through Alpha ProTech, Inc. had declined for each of the past four years and would decline in the future. Dramatic changes have taken place in the health care market with downsizing, cost containment pressure and changing of buying practices for medical products. A significant investment would have to be made to change the

Company's manufacturing equipment and facilities to continue to aggressively attack these markets. As a result, the Company has modified its strategy in order to maximize sales and profit by focusing on increased demand for its apparel cleanroom products and food service industry products.


INTEREST Interest expense decreased by $335,000, to $563,000 for the year ended December 31, 1995 from $898,000 for the year ended December 31, 1994. This decrease is due to the Company obtaining asset based financing at lower interest rates, as well as due to $830,000 of notes payable being converted to common stock.

LOSS FROM OPERATIONS Loss from operations increased by $5,364,000 to a loss of $5,413,0000 for the year ended December 31, 1995 from a loss from operations of $49,000 for the year ended December 31, 1994, primarily due to the impairment loss of $4,922,000 and the increased selling, general and administrative expenses of $780,000 less the improved gross profit of $222,000.

NET LOSS Net Loss for the year ended December 31, 1995 was $5,971,000 compared to a net loss of $658,000 for the year ended December 31, 1994, an increase of $5,313,000. The net loss increase of $5,313,000 is comprised of the increased loss from operations of $ 5,364,000, as described above, a 1994 $285,000 benefit for income taxes offset by a decrease in interest expense of $335,000.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 1997, the Company had cash of $1,344,000 and working capital of $4,747,000. During the six months ended June 30, 1997, cash increased by $1,069,000 and accounts payable and accrued liabilities decreased by $977,000. The improvement of the company's cash and working capital is primarily due to the exercise of warrants and options for a total equity infusion of $2,412,000. The Company currently has a secured asset based lender's line of credit of $3,000,000, based upon the level of eligible accounts receivable, inventory and equipment which expires in March 1998. At June 30, 1997, the maximum line of credit available was $1,713,000 for accounts receivable, inventory and equipment.

Net cash used for operations was $1,449,000 for the six months ended June 30, 1997 compared to net cash provided of $262,000 for the same period of 1996.
The Company's use of cash from operations for the six months ended June 30, 1997 have been due primarily to increases in accounts receivable, inventories, and a decrease in accounts payable and accrued liabilities offset by a decrease in marketable securities and prepaid and other assets.

The Company is in the process of expanding its sewing operation in Mexico and anticipates that further additions to property and equipment for 1997 could be
approximately $200,000.   In addition it is anticipated that its mask
manufacturing capabilities are to be improved at an estimated cost of $100,000. Depending on the success of the automated shoe cover approximately $350,000 of additional equipment could be required. The Company intends to lease equipment whenever possible.

During the six months ended June 30, 1997, the Company's financing activities consisted primarily of the exercise of warrants and options, and increases in the asset based loan of $427,000 and capital leases of $71,000 offset by repayments of borrowings totaling $31,000 which resulted in the net cash provided by financing activities of $2,879,000. The increase in borrowings under the asset based loan is a result of an increase in accounts receivable and inventory. The Company has elected to maximize its borrowings whenever it is eligible to do so as interest is payable on a minimum of $1,750,000 whether or not such amount is actually borrowed. Proceeds of such borrowing were added to working capital.

With the exercise of warrants and options, accounts payable and accrued liabilities were reduced significantly to a level that is expected to remain constant. Management believes that it has available cash and borrowings to finance all known financial commitments for at least 24 months.

NEW ACCOUNTING STANDARDS

The financial accounting standards board has issued statement of financial accounting standards ("SFAS") No. 121, "Accounting for the impairment of long-lived assets and for long-lived assets to be disposed of". SFAS No. 121 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events indicate that the carrying amount of an asset may not be recoverable. The Company adopted SFAS No. 121 effective January 1, 1996.

The Financial Accounting Standards Board issued a statement in October 1995 entitled "Accounting for Stock-Based Compensation" which the Company adopted January 1,1996. This statement establishes an accounting method based on fair market value of equity instruments awarded to employees as compensation, however, companies are permitted to continue applying previous accounting standards in the determination of net income with disclosure in the notes to the financial statements of the differences between previous accounting measurements and those formulated by the new accounting standard. Beginning in 1996, the Company determines net income using previous accounting standards and makes the appropriate disclosures in the notes to the financial statements as permitted by the standard.

In February 1997 the Financial Accounting Standards Board issued SFAS No. 128 "Earnings Per Share" which the Company will adopt in the fourth Quarter of 1997. Had SFAS 128 been applied to the Company's historical financial statements, earnings per share would not differ materially from that reported.


CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 ("Act) provides a safe harbor for forward-looking information made on behalf of the Company. All statements, other than statements of historical facts which address the Company's expectations of sources of capital or which express the Company's expectation for the future with respect to financial performance or operating
strategies can be identified as forward-looking statements.   Such statements
made by the Company are based on knowledge of the environment in which it operates, but because of the factors previously listed, as well as other factors beyond the control of the Company, actual results may differ materially from the expectations expressed in the forward-looking statements.

                                    BUSINESS

The Company develops, manufactures and markets disposable protective apparel, food industry, infection control, wound care and consumer products for the cleanroom, food services, industrial, medical, dental and consumer markets. The Company operates through four divisions: apparel; food industry; mask and shield; and wound care. The Company's products are primarily sold under the "Alpha Pro Tech" brand names but are also sold for use under private label.

The Company's products are classified into five groups: disposable protective apparel consisting of a complete line of shoecovers, headcovers, gowns, coveralls and labcoats; food industry apparel consisting of a line of automated shoecovers, sleeve protectors, aprons, coveralls and bus boy jackets; infection control, products consisting of a line of facial masks and facial shields; wound care products consisting of a line of mattress overlays, wheelchair covers, geriatric chair surfaces, operating room table surfaces and pediatric surfaces; consumer products consisting of a line of pet bedding and pet toys.

The Company's strategy is to grow its cleanroom division through its exclusive Agreement with VWR Scientific Products ("VWR") (formerly Baxter Scientific), by increasing its manufacturing capabilities to meet VWR's needs. The Company entered into an exclusive distribution agreement with a major supplier to the food industry to launch a line of innovative new products to help solve a major problem in the food industry: accidents that occur because of employees slipping and falling on wet slippery surfaces found in restaurants and food processing plants and to help decrease the number of burns caused by frying and grilling. The Company intends to also maintain its core business in the medical, dental, industrial and health related markets by using its existing distributors.

During the fourth quarter of 1995, it became apparent to management that cash flows from the mask, shield and wound care products manufactured and distributed through Alpha Pro Tech, Inc. had declined for each of the past four years and would decline in the future. As a result, the Company has modified its strategy in order to maximize sales and profit by focusing on increased demand for its apparel cleanroom products and food service industry products.

The Company's products are used primarily in hospitals, clean rooms, laboratories and dental offices and are distributed principally in the United States through a network presently consisting of four purchasing groups, ten major distributors, approximately 200 additional distributors, approximately 30 independent sales representatives and a Company sales force of 7 people.

                                   PRODUCTS

The Company's product groups and products are as follows:

                    Disposable Protective Apparel

                    *Shoecovers
                    *Headcovers

                    *Gowns
                    *Coveralls
                    *Lab Coats

                    Food Industry

                    *Automated Shoecovers
                    *Sleeve Protectors
                    *Aprons
                    *Coveralls
                    *Bus Boy Jackets

                    Infection Control

                    *Face Masks
                    *Eye Shields

                    Wound Care

                    *Unreal Lambswool
                    *Medi-Pads

                    Consumer Products

                    *Pet Bedding
                    *Pet Toys

DISPOSABLE PROTECTIVE APPAREL

The Apparel division was established April 1, 1994, for the acquisition of the assets of DMPI. The products manufactured include many different styles of shoecovers, headcovers, gowns, coveralls, lab coats, and other miscellaneous products. These are manufactured in Mexico. See "Recent Developments--Acquisition of Assets of DMPI"(TM).

FOOD INDUSTRY

Through the acquisition of Gem Nonwovens, Inc., a patented automated shoe cover machine was required. This prototype machine has been replaced with an improved new machine which in combination with a patent pending, laminated material produced by Ludan allowed the Company to develop a shoecover that to date is being tested by a number of restaurant chains with favorable results and is to be marketed on an exclusive basis by Chicopee, Inc. The balance of the food industry products are to be manufactured by the apparel division.

MASKS AND FACE SHIELDS

The facemasks come in a wide variety of filtration efficiencies and styles. The Company's patented Positive Facial Lock(TM) feature that provides a custom fit to the face to prevent blow-by for better protection. Combine this feature with the Magic Arch (TM), that holds the mask away from the nose and mouth and creates a breathing chamber, and you have a quality disposable facemask.

The term "blow-by" is used to describe the potential for infectious material entering or escaping a facemask without going through the filter as a result of gaps or openings in the face mask.

All of the face shields are made from an optical-grade, 7 mil, polyester film, and have a permanent anti-fog feature. This provides the wearer with extremely lightweight, distortion-free protection that can be worn for hours and will not fog up from humidity and/or perspiration. An important feature of all eye and face shields is that they are disposable. This eliminates a chance of cross infection between patients and saves hospitals the expense of sterilization after every use.

WOUND CARE

The Wound Care Division began with the Company's Unreal Lambswool pressure sore and bed patient monitoring system product lines. The Unreal Lambswool is used to prevent decubitus ulcers or bedsores on long term care patients. The bed patient monitoring system offers nurses an alarm system that tells when patients try to get out of bed. This helps nursing and other extended and long term care facilities to comply with the Omnibus Reconciliation Act
(OBRA) of 1987 mandate to work towards using no restraints to control residents or patients in these facilities.

CONSUMER PRODUCTS

The Consumer Products Division uses the Company's existing medical products and technologies for general consumer purposes. The Unreal Lambswool is being packaged for the retail pet bed market and pet toys.

MARKETS

The Company's products are sold to the following markets: infection control products, (masks and shields) and disposable protective apparel are sold to the medical and dental market and the industrial and cleanroom markets; unreal lambswool and medi-pads are sold to the wound care market; pet bedding and pet toys are sold to the consumer market; and automated shoe covers are sold to the food industry, medical, industrial and cleanroom market. The Company intends to expand its marketing efforts for the Food Industry to include apparel, such as sleeve protectors, aprons, coveralls and bus boy jackets as well as shields, although no sales of such products to the food industry have been made to date.

DISTRIBUTION

The Company relies primarily on a network of independent distributors for the sale of its products including the following:

*VWR Scientific (formerly Baxter Scientific Products)
*Allegiance Health Care
*General Medical
*Medline Industries
*ABCO
*Texwipe
*Owens and Minor
*Stuart Drug and Surgical Supply, Inc.
*Astra Pharmaceutical
*Cottrell, Ltd.
*Henry Schein, Inc.

Of the ten major distributors in the United States to the best of the Company's knowledge, all sell competing products.

In 1994, the Company entered into an exclusive five year agreement to supply Scientific Products, a division of Baxter Healthcare Corporation, with eye and face shields, masks and disposable apparel for sale to the Industrial/Cleanroom market place. The distribution calls for Baxter to purchase a minimum of $1 million during the first year to retain exclusive distribution rights. This minimum figure has been attained for 1994 and 1995. During 1995 Baxter Scientific Products was sold to VWR Scientific Products who has continued to honor the Agreement. In 1996, a new agreement was entered into with VWR Scientific Products with required minimum purchases of $5,000,000 annually to retain exclusive distribution rights.

In April, 1996 the Company entered into a three year distribution agreement with Chicopee, Inc. of Dayton, New Jersey with respect to the distribution of the Company's line of Aqua Trak black shoe covers.

Chicopee was granted exclusive distribution rights for the restaurant, food service, food processing and related business in the United States, Canada and Mexico. In order to maintain this exclusivity, Chicopee must purchase $11 Million of products during the 18 month period, beginning April 8, 1996. Failure to meet such minimum purchases could result in termination of exclusivity. The contract also allows for new products to be added to the agreement with their own agreed upon minimum purchase amounts in return for similar exclusivity. The product is still in the introductory stage and sales to date have not been material.


Sales to the Scientific Products division of Baxter Healthcare ("Baxter") represent 28.2% of total sales on 1995, and sales to VWR Scientific Products, the successor to Baxter represented 42.9% of total sales for 1996 and 45% of total sales for the six months ended June 30, 1997. The loss of this customer would have a material adverse effect on its business.

The Company does not generally have backlog orders, as orders are usually placed for immediate shipment and contract for shipment over a period of time. The Company anticipates no problems in fulfilling orders as they are placed.

MANUFACTURING

The Company's mask production, shield production and automated shoe cover facility is located in a leased 26,800 square foot building at 903 West Center Street, Bldg. E North Salt Lake, Utah. Approximately 3,000 square feet of this building is used for corporate offices. A 19,500 square foot facility located at 1145 Norwood Road, Janesville, Wisconsin 53543 is used for the manufacture of the Company's unreal lambskin products.

The Company's disposable protective apparel's production is located in three facilities: a 35,000 square foot facility is located at 1180 West Industrial Park Drive in Nogales, Arizona which is used for cutting, warehousing and shipping; a 33,000 square foot facility is located at Bustamonte Drive, Nogales, Mexico which is used for assembly of shields and sewing; and a 30,000 square foot facility located at Ave. Abolardo L. Rodriguez y Novena, Benjamin Hill, Sonora 83900, is used for sewing.

As a result of the March 1995 acquisition of Ludan Corporation the Company has a materials coating and automated shoe cover facility of 16,000 square feet in Valdosta, Georgia.

The Company has multiple suppliers of the materials used to produce its products. In that regard, the Company currently has no problems, and does not anticipate any problems, with respect to the sources and availability of the materials needed to produce its products. The business of the Company is not subject to seasonal considerations. It is necessary for the Company to have adequate finished inventory in stock, and the Company generally maintains a one to two-month supply of product. With respect to the optical grade polyester film used in its products, it generally must be ordered two months in advance, and the Company generally carries a three-month supply of film.

COMPETITION

The Company faces substantial competition from numerous other companies, including some companies with greater marketing and financial resources. The Company's major competitor in the medical and dental markets is Technol, Inc. of Forth Worth, Texas. Other large competitors would include Minnesota Mining and Manufacturing Corporation (3M), Johnson & Johnson, Isolyser, Inc., American Threshold and Maxium. The Company's major competitors in the industrial and cleanroom market are Technol, Inc., 3M, Isolyser, Inc., Kimberly Clark, Kappler USA, and Allegiance Health Care. In the wound care market, Texten Corp,. Glenoit Mills and Hudson Industries are the principal competitors, and in the consumer products market, principal competitors include Flexmat Corporation, Lazy Pet Company and Dogloo, Inc. The Company has entered the food service market with its new Aqua-Trak shoecover product, and expects competition from companies who provide floor treatment and manufacturers of safety boots, such as Weinbrenner, Inc. However, the Company believes that the quality of its products, along with the price and service provided, will allow it to remain competitive in the disposable apparel market.

The Company is not required to obtain regulatory approval from the U.S. Food and Drug Administration ("FDA") with respect to the sale of its products. The Company's products are however, subject to prescribed "good manufacturing practices" as defined by the FDA and its manufacturing facilities are inspected by the FDA every two years to assure compliance with such "good manufacturing practices." The Company is marketing a new Particulate Respirator that meets the new O.S.H.A. respirator guidelines and which has been approved by the National Institute for Safety and Health (NIOSH). This product is designed to help prevent the breathing in of the tuberculosis virus.

The Company does not anticipate that any federal, state and local provisions which have been or may be enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, will have any material effect upon the capital expenditures, earnings and competitive position of its business.

PATENTS AND TRADEMARKS

PATENTS

The Company's policy is to protect its intellectual property rights, products, designs and processes through the filing of patents in the Untied States and, where appropriate, in Canada and other foreign countries. At present, the Company has 13 United States patents relating to its MEDS, Add-A-Mask, Coverall, 1/2 Coverall, Combo Cone, Combo, Positive Facial Lock ad Shieldmate products and a U.S. patent on the automated shoecover and the shoecover process. The Company also has a United States patent pending on a fluid impervious and non-slip fabric for the Company's Aqua-Trak shoe cover. The Company has foreign patents either issued or pending for its MEDS, 1/2 Coverall, Combo Cone and Combo products but does not intend to maintain those foreign patents on products whose sales do not justify the maintenance expense. The Company believes that its patents may offer a competitive advantage, but there can be no assurance that any patents, issued or in process, will not be circumvented or invalidated. The Company also intends to rely on trade secrets and proprietary know how to maintain and develop its commercial position.

The various United States patents issued have remaining durations of approximately 10 to 15 years before expiry.

TRADEMARKS

Many of the Company products are sold under various trademarks and trade names including Alpha Pro Tech and others. The Company believes that many of its trademarks and trade names have significant recognition in its principal markets and takes customary steps to register or otherwise protect its rights in its trademarks and trade names.

EMPLOYEES


As of August 22, 1997, the Company had 630 employees, including ten persons at its head office in Markham, Ontario, Canada; 31 persons at its facemask production facility in Salt Lake City, Utah, and 19 persons at its Unreal Lambskin production facility in Janesville, Wisconsin; 54 persons at its cutting, warehouse and shipping facility in Nogales, Arizona; 148 persons at its shield assembly and sewing operation in Nogales, Mexico; 341 at its sewing operation in Benjamin Hill, Mexico; and 27 persons at its coating and automated shoe cover facility in Valdosta, Georgia.


None of the Company's employees in the United States and Canada are subject to collective bargaining agreements. However, a collective bargaining agreement with the Confederation of Mexican Workers, exists for its Mexican employees. Benefits are reviewed annually by May, and the 1997 agreement has been signed with moderate benefit increases. Wages are set by the Government of Mexico. The Company considers its relations with the union and its employees to be good.

PROPERTIES


The Company's head office is located at 60 Centurian Drive, Suite 112, Markham, Ontario L3R9R2. The approximate monthly costs are $2,500 under a lease expiring January 31, 1998. Ten (10) employees of the Company, including the President, Alexander Millar; Chief Executive Officer, Sheldon Hoffman and Vice President and Controller, Lloyd Hoffman work out of this head office.


The Company manufactures its surgical face masks at 903 West Center Street, Building C, North Salt Lake, Utah 84054. The monthly rental is $6,413 for 32,000 square feet. This lease expires July 1, 1998, with successive 2-year renewal options at rents based on the U.S. Consumer Price Index.


A second manufacturing facility is located at 615 North Parker Drive, Janesville, Wisconsin, pursuant to a five (5) year lease expiring on August 14, 2002. For the first year of the lease, the Company will occupy 25,000 square feet at an annual rental of $60,000, and for years two through five, the Company will occupy 35,000 square feet at an initial annual rental of $87,000, incresing 3% per year for the balance of the lease. There are two, 2-year renewal options tied to the U.S. Consumer Price Index. The Company's line of Unreal Lambskin products are manufactured in these facilities.

The Apparel division has its cutting operation, warehousing, and shipping facility at 1180 West Industrial Park Drive, Nogales, Arizona. The monthly rental is $12,017 for 45,000 square feet. This lease expires July 31, 1999. Shield assembly and sewing is done at Bustamonte Drive in Sonora, Mexico. The monthly rental is $9,900 for 33,000 square feet. This lease expires July 31, 1999. Sewing is done at Ave., Abelardo L. Rodriguez Y. Novena, Benjamin Hill, Sonora, Mexico. The monthly rental is $8,500 for 30,000 square feet. This lease is on a month to month basis.


The Coating Division has its facility at 2224 Cypress Street, Valdosta, Georgia. The monthly rental is $3,600 for 16,000 square feet.

The Company believes that these arrangements are adequate for its present needs ant that other premises, if required, are readily available.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The executive officers and directors of the Company are listed in the table below and brief summaries of their business experience and certain other information with respect to them are set fort thereafter.

                                                        DIRECTOR OR EXECUTIVE
NAME                                           AGE      OFFICER SINCE               POSITION WITH THE COMPANY
-----------------------------------------      ---      ----------------------      -------------------------
Sheldon Hoffman                                59       July 11, 1989               CEO & Director of the Company and Alpha
                                                                                    Pro Tech, Inc.

Al Millar                                      54       July 11, 1989               President & Director of the Company and
                                                                                    Alpha Pro Tech, Inc.

Robert Isaly                                   67       November 15, 1989           Director

John Ritota                                    45       December 18, 1991           Director

Donald E. Bennett, Jr.                         55       June 23, 1994               Director and President of the Company's
                                                                                    Apparel Division

Lloyd Hoffman                                  35       July 1, 1993                Vice President and Controller

Michael Scheerer                               37       January 1, 1997             Senior Vice President-Sales and Marketing

SHELDON HOFFMAN is a chartered accountant and has been a director and chief executive officer of the Company since July 11, 1989. Mr. Hoffman founded and was president of Absco Aerosols, Ltd., a custom manufacturer of aerosols and liquids, from 1967 to 1995 until that company was sold to CCL Industries, Inc. ("CCL"), a manufacturer of aerosol and liquid products and containers. Mr. Hoffman joined CCL from 1986 to 1987 as director of business development and then joined CCW Systems Ltd., a water filter manufacturer, as president and chief executive officer. Mr. Hoffman devotes full time to the Company's operations.

ALEXANDER W. MILLAR has been a director of the Company since July 11, 1989 and president since August 1, 1989. Mr. Millar has spent over 20 years as a professional in sales and marketing including international marketing. Mr. Millar, in various sales capacities, including vice-president of sales, was associated with Mr. Hoffman at Absco Aerosols, Ltd. from 1971 to 1985, when the business was sold to CCL. He then joined CCL as manager of business development for North America. In March, 1988, he formed Milmed International Distributors Limited to distribute the Company's products internationally. In 1989 Milmed gave up its rights to distribute these products internationally at which time Milmed ceased operations. Mr. Millar devotes full time to the Company's operations.

ROBERT ISALY has been a director of the Company since November 20, 1989. He was the owner of a nursery, Florida Bedding Plants, Inc. from 1986 to 1992 and is currently an independent businessman.

JOHN RITOTA has been a director of the Company since December 18, 1991 and from 1981 to the present time has been operating a general dentistry practice, Ritota and Ritota, with his brother in Del Ray Beach, Florida.

DONALD E. BENNETT, JR. joined the Company on March 24, 1994 as President of its newly formed Apparel Division which as established to acquire the assets of Disposable Medical Products, Inc. ("DMPI"), a manufacturer of medical apparel items including bouffant caps, shoe covers, gowns, coveralls and lab coats. Mr. Bennett owned and operated DMPI for approximately twenty years prior to the Company's acquisition of its assets.

LLOYD HOFFMAN has been employed by the Company starting November 15, 1991 in the capacity of accountant and since early 1995 in the capacity of Vice President and Controller. From 1987 to 1991, Mr. Hoffman was a shareholder and was in charge of finance and administration at Software Concept Inc., a developer of software for association and magazine publishers.

MICHAEL SCHEERER joined the Company on January 1, 1997 as Senior Vice President-Sales and Marketing. From 1990 to October, 1992, Mr. Scheerer was Director of Sales Development and Administration at Baxter Scientific Products. In October, 1992, he was named Vice President-Sales and Marketing for Baxter's Critical Environmental Solutions business. In September, 1995 Baxter Scientific Products was purchased by VWR Scientific Products, Inc. where Mr. Scheerer served as Vice President- Critical Environmental Solutions and New Business Ventures until joining the Company.

There are no family relationships between the above persons other than Lloyd Hoffman who is the son of Sheldon Hoffman.

SETTLEMENT WITH BRITISH COLUMBIA SECURITIES COMMISSION

On November 10, 1995, Sheldon Hoffman a Director and CEO of the Company and Alexander W. Millar, a Director and President of the Company settled all outstanding matters pending before the British Columbia Securities Commission (the "BCSC"), which were commenced in March 1992 by the British Columbia Superintendent of Brokers ("Superintendent"). See "Recent Developments--Matters with the British Columbia Securities Commission." The settlement provides that as to each of Messrs. Hoffman and Millar: a Cease Trade Order as to sales by them of the Company's securities in British Columbia shall remain in effect for 2 years; each shall be prohibited from becoming or acting as a director or officer of any British Columbia reporting issuer, other than the Company, until such time as they have successfully completed a course of study satisfactory to the Superintendent concerning the duties of directors and officers of reporting issuers; full payment to the BCSC shall have been made of $29,000 as to Hoffman and $14,500 as to Millar; and the Superintendent consents to their acting in the capacity of a director or officer of a British Columbia reporting issuer. All matters pending as to Robert Isaly, a Director of the Company, were dropped. The payments to the BCSC are being made monthly over a two year period ending in December,1997. Messrs. Millar and Hoffman are enrolled in a course of study scheduled to begin and be completed during the months of September and October, 1997.

                            PRINCIPAL STOCKHOLDERS

The following table sets forth certain information as of June 30, 1997 with respect to shares of Common Stock of the Company beneficially owned by each director of the Company, each executive officer of the Company, by all officers and directors as a group, and by persons known to the Company to be beneficial owners of more than 5% of the Company's Stock.



DIRECTORS, EXECUTIVE OFFICERS                   NUMBER OF SHARES
AND 5% SHAREHOLDERS                             BENEFICIALLY OWNED        PERCENT OF CLASS
-----------------------------                   ------------------        ----------------

Cede & Co.                                      13,166,377                52.1%
Box 20 Bowling Green Sta.
New York, NY
U.S.A. 10004

Al Millar, President and Director               1,393,067(1)(8)            5.3%
423 Herridge Circle
Newmarket, Ontario
L3Y 7H7
Canada

Sheldon Hoffman, CEO                            1,102,457(2)(8)            4.2%
and Director

Hoffman Family Trust                              420,091(8)               1.6%

Robert H. Isaly, Director                         665,613(3)               2.5%

John Ritota, Director                             190,194(4)               **

Lloyd Hoffman, VP and Controller                  323,000(5)               1.2%

Donald E. Bennett, Jr. Pres.,                     263,334(6)               1.0%
Apparel Division of Company

Michael Scheerer                                  100,000(7)               **
Sr. VP-Sales and Marketing

All Directors and Officer                       4,037,665                 15.4%
as a Group (7 persons)


* This company is nominee for beneficial owners of these shares whose identity is unknown to the Company.

**   Less than 1 %

(1) Includes 300,000 currently exercisable options at $0.75 per share, expiring October 27, 1998; 200,000 currently exercisable options at $1.34 per share, expiring December 21, 2000; 100,000 currently exercisable options at $.97 per share expiring January 5, 2002; and includes 44,198 shares and currently exercisable options to purchase 35,000 shares at $ 0.75 per share owned beneficially by Mr. Millar's wife as to which Mr. Millar denies beneficial ownership.*

(2) Includes 300,000 currently exercisable options at $ 0.75 per share, expiring October 27, 1998; 200,000 currently exercisable options at $ 1.34 per share, expiring December 21, 2000; 100,000 currently exercisable options at $ .97 per share expiring January 5, 2002; and includes 42,821 shares owned beneficially by Mr. Hoffman's wife, as to which Mr. Hoffman denies beneficial ownership. Does not include 420,051 shares held by Hoffman Family Trust, as to which Mr. Hoffman denies beneficial ownership. The beneficiaries of the Hoffman Family Trust are Mr. Hoffman's wife and their two children. The trust is irrevocable and Mr. Hoffman does not have the power to vote or dispose of the shares held by the Trust.*

(3) Includes 141,523 shares owned beneficially by Mr. Isaly's wife, as to which Mr. Isaly denies beneficial ownership; 108,000 currently exercisable options at $ 0.75 per share, expiring October 27, 1998; and 50,000 currently exercisable options at $ 1.34 per share expiring December 21, 2000; and 50,000 currently exercisable options at $ .97 per share, expiring January 5, 2002.*

(4) Includes currently exercisable options to purchase 50,000 shares at $ 0.75 per share, expiring October 27, 1998; 50,000 currently exercisable options at $ 1.34 per share expiring December 21, 2000; and includes 2,000 shares held by Mr. Ritota's wife as to which Mr. Ritota denies beneficial ownership; 50,000 currently exercisable options at $ .97 per share, expiring January 5, 2002.*

(5) Includes 135,000 currently exercisable options at $ 0.75 per share, expiring October 27, 1998, 25,000 currently exercisable options at $ 1.34 per share expiring December 21, 2000; 50,000 currently exercisable options at $ .97 per share, expiring January 5, 2002; and 5,000 shares beneficially owned by Mr. Hoffman's wife, as to which Mr. Hoffman denies beneficial ownership. Mr. Hoffman disclaims beneficial ownership with respect to any shares of the Company held in the Hoffman Family Trust (see (2) above), except to the extent of is pecuniary interest therein.* See "Certain Transactions."

(6) Includes 100,000 currently exercisable options at $1.00 per share, 50,000 of which expire on April 29, 1999 and 50,000 of which expire on December 31, 1999; 25,000 currently exercisable options at $ 2.03 per share, expiring June 22, 2000; 25,000 options currently exercisable at $ 1.34 per share, expiring December 21, 2000; 6,667 Warrants currently exercisable at $ .75 per share expiring March 1, 1999*, and 100,000 currently exercisable options at $ .97 per share, expiring January 4, 2002.*

(7) Includes 100,000 currently exercisable options at $0.875 per share expiring December 31, 2001. See "Management Employee Arrangements."

(8) Pursuant to an escrow agreement made in June 1989 between the National Trust Company, the Company and certain shareholders of Alpha Pro Tech, Ltd. (the "Escrow Agreement"), 3,150,000 of the Company's shares are held in escrow by the National Trust Company, Vancouver, B.C., and are subject to certain performance criteria before they are released. The Escrow Agreement provides that the shares will be released to the shareholders, pro rata, on the basis of one share for each $ 0.30 of Net Cumulative Cash Flow (as defined in the Escrow Agreement) in any fiscal period commencing June 1, 1989. The Escrow Agreement was a condition of an agreement relating to the purchase of certain assets by the Company to commence the manufacturing and marketing of its products, and a requirement of the Vancouver Stock Exchange. The shareholders pursuant to the Escrow Agreement included the following persons named in the foregoing table in the following amounts: Al Millar as to 675,000 shares; Sheldon Hoffman as to 337,500 shares; Hoffman Family Trust as to 337,500 shares; Irving Bronfman as to 675,000 shares and Robert Isaly, on behalf of various persons as to 450,000 shares. In December, 1996 the rights to those shares were exchanged for 2,475,000 newly issued shares free of the Escrow Agreement. See "Certain Transactions." The balance of 675,000 shares were owned by John Russell and are deemed to be cancelled.

* A currently exercisable option or warrant is one which is exercisable within 60 days from the date hereof.


Percentages are based on 24,047,449 Common Shares of the Company outstanding on June 30, 1997 plus currently exercisable options and warrants for 2,118,000 shares held by directors and officers, for an aggregate total of 26,165,449 shares.


Messrs. Sheldon Hoffman, Al Millar and Lloyd Hoffman are residents of Canada and Messrs. Ritota, Isaly, Bennett and Scheerer reside in the United States.

DIRECTOR'S MEETINGS

The Board of Directors of the Company met five (5) times during the year ended December 31, 1996. In 1996 the Company had no standing nominating or compensation committees, these matters being handled by the entire Board of Directors. In 1993, the Board of Directors of the Company formed an Administrative Committee for the 1993 Stock Option Plan for Directors consisting of Messrs. Al Millar and Sheldon Hoffman which recommends granting of non-qualified stock options to non-employee directors. The Board of Directors also has an Audit Committee which reviews the scope and plan of the annual audit, reviews the audit results and report thereon, oversees action taken by the company's independent auditors and reviews the Company's internal controls. The Company's Audit Committee sits for a term of one year and a new audit committee is formed each year following the annual meeting. In 1996, the Audit Committee was composed of Messrs. Hoffman, Isaly and Ritota. One meeting of the Audit Committee was held in 1996.

In addition to participation at Board and Committee Meetings, the Company's directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the CEO and others regarding matters of interest and concern to the Company.

COMPENSATION OF DIRECTORS

Directors who are not officers or employees of the Company ("Outside Directors") are reimbursed for their direct expenses incurred in attending a meeting. In addition, pursuant to the Company's 1993 Stock Option Plan for Directors (the "Directors Plan"), the Company has reserved 1,000,000 shares of its Common Stock for Directors who are not employees of the Company or any of its subsidiaries. The Board of Directors or a committee thereof administers the Directors Plan to award options, determine the option exercise price (at a price not less than the fair market value of the Common Stock when granted) and fix the vesting schedule and other terms thereof. During 1996, no options were awarded under the Directors Plan. See "Directors Stock Option Plan".

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Membership of the Compensation Committee consists of the entire Board of Directors of the Company. Except with respect to their compensation arrangements, Mr. Hoffman, CEO and Mr. Millar, President, participated in executive compensation deliberations and recommendations of the Board of Directors.

On December 30, 1996, the Board of Directors of the Company authorized the issuance of 2,475,000 shares of its Common Stock in exchange for all rights to 2,475,000 shares of Common Stock owned by Al Millar, President, Sheldon Hoffman, CEO, the Hoffman Family Trust, Irving Bronfman and Robert Isaly, respectively a director and former director of the Company which are held in escrow by the National Trust Company, Vancouver, B,.C. See "Certain Transactions - Exchange of Escrow Shares."

                               EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the aggregate cash and cash equivalent forms of compensation paid by the Company during the last three fiscal years for services in all capacities to those persons who were as of December 31, 1996, the Chief Executive Officer and each of the most highly compensated executive officers (a total of two persons), to the extent each earned more than $100,000 in salary and bonus ("Named Officers").



                                                                                                        LONG TERM COMPENSATION
                                                                    ANNUAL COMPENSATION                          AWARDS

                                                           ----------------------------------------  -----------------------------
                                                                                           OTHER        SHARES
                                                                                          ANNUAL      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                       YEAR      SALARY($)       BONUS     COMPENSATION    OPTIONS #   COMPENSATION ($)
----------------------------------------------  ---------  ------------  -----------  -------------  -----------  ----------------
Sheldon Hoffman...............................     1996      141,000         --           --             --           4,500(1)
CEO...........................................     1995      115,000         --           --           200,000        4,500(1)
                                                   1994      100,000         --           --             --           4,500(1)
Al Millar.....................................     1996      131,000         --           --             --           7,500(2)
President.....................................     1995      115,000         --           --           200,000        7,500(2)
                                                   1994      100,000         --           --             --           7,500(2)


------------------------

(1) Represents annual car allowance

(2) Represents annual car allowance


OPTION GRANTS FOR FISCAL YEAR 1996

    There were no stock option grants under the 1993 Incentive Stock Option Plan which were made for the fiscal year ended December 31, 1996 to the Named Officers.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth, for each person named in the Summary Compensation Table above, information regarding the exercise of stock options during the fiscal year ended December 31, 1996 and the year-end value of unexercised options. No options were exercised by the Named Executive Officers during 1996:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

                                                               NUMBER OF UNEXERCISED                  VALUE OF UNEXERCISED
                                                      ---------------------------------------             IN-THE-MONEY
                                        SHARES                         OPTIONS AT YEAR-END           OPTIONS AT YEAR END(1)
                                       ACQUIRED         VALUE      ----------------------------    ----------------------------
NAME                                  ON EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------------    ---------        --------    -----------    -------------    -----------    -------------

Sheldon Hoffman...................       0                $0          500,000           0             $37,500          $0
Al Millar.........................       0                $0          500,000           0             $37,500          $0


------------------------

(1) Calculated on the basis of the fair market value of the Common Stock at December 31, 1996 of $.875 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT ARRANGEMENTS

    Messrs. Hoffman and Millar receive annual car allowances of $4,500 and $7,500, respectively.

    Messrs. Hoffman and Millar are also entitled to a combined bonus equal to 10% of the pre-tax net profits of the Company (5% to each). No bonus was earned with respect to the fiscal years ended December 31, 1994, 1995 or 1996.

    DONALD E. BENNETT, JR. entered into a three year employment agreement with the Company in March 1994 as President of the newly formed Apparel Division providing for an annual salary of $65,000, a $700 per month automobile allowance and 15% of the Division's net profit before taxes. During 1995, the agreement was amended to eliminate the 15% of net profits provision and to increase his annual salary to $100,000.

    MICHAEL SCHEERER entered into a three year employment agreement with the Company as of January 1, 1997 as Senior Vice President--Sales and Marketing, providing for an annual salary of $112,500. Mr. Scheerer is also entitled to a cash bonus based upon actual earnings for the year as a percentage of projected net income, ranging from $30,000 if 80% of projected earnings are achieved to $ 200,000.00 if 200% or more of projected earnings are achieved. If actual earnings are 100% of projected net income in any year of the agreement, the agreement shall, automatically be extended for an additional two years. Mr. Scheerer was also granted a five (5) year incentive stock option to purchase up to 100,000 shares of Common Stock at $.875 per share, the fair market value on the date of grant.

    He is also entitled to receive additional incentive stock options in each year of the agreement based on the actual earnings as a percentage of projected earnings, as follows:


       ACTUAL EARNINGS                          NUMBER OF
AS A % OF PROJECTED EARNINGS                     OPTIONS
-----------------------------                  -----------

80%........................................       60,000
90%........................................       80,000
100%........................................     100,000

STOCK OPTION PLANS

INCENTIVE STOCK OPTION PLAN

    The Company has an Incentive Stock Option Plan (the "Plan") for Officers and other Key Employees with 2,100,000 shares reserved for grant thereunder. The Plan, which was adopted by the Board of Directors on October, 1993 was approved by Shareholders at the Annual Meeting in June 1994. The Plan is administered by the Board of Directors which selects the employees to whom the options are granted, determines the number of shares subject to each option, sets the time or times when the options will be granted, determines the time when the options may be exercised and establishes the market value of the shares. The Plan provides that the purchase price under the option shall be at least 100 percent of the fair market value of the shares of the Company's Common Stock. The options are not transferrable. There are limitations on the amount of incentive stock options that an employee can be granted in a single calendar year. The terms of each option granted under the Plan is determined by the Board of Directors, but in no event may such term exceed ten years, Between October 28, 1993 and December 31, 1995, five-year options covering an aggregate of 1,859,000 shares were granted to 32 employees at an average exercise price of $0.957 per share. No options were granted in 1996. At the Company's Annual Meeting of Shareholders held on June 20, 1997, shareholders approved an increase in the number of shares reserved for grant to 3,000,000.

    Included in those employees to whom options were granted are the following executive officers:

NAME                                                                 NUMBER OF OPTIONS GRANTED
-------------------------------------------------------------------  -------------------------

Al Millar, President...............................................            500,000
Sheldon Hoffman, CEO...............................................            500,000
Donald Bennett, President..........................................            150,000
Apparel Division


    In addition, Donna Millar, an employee of the Company and the wife of Al Millar, President, was granted an option to purchase 35,000 shares and Lloyd Hoffman, an officer of the company and the son of Sheldon Hoffman, was granted an option to purchase 235,000 shares.

DIRECTORS STOCK OPTION PLAN

    The Board of Directors of the Company in October 1993 approved the 1993 Directors Stock Option Plan (the "Directors Plan") covering an aggregate of 600,000 shares of Common Stock. The Board of Directors or a Committee thereof administers the Directors Plan. Directors of the Company who are not employees of the Company are eligible to participate in the Plan. Each option granted will have an exercise price equal to fair market value on the date of grant. As of December 31, 1995 options covering an aggregate of 400,000 shares had been granted to 5 directors and two former directors at an average exercise price of $1.02 per share as follows. No options were granted in 1996:


NAME                                                     OPTION DATE  EXPIRATION DATE  NUMBER OF SHARES
-------------------------------------------------------  -----------  ---------------  -----------------

Robert Isaly...........................................    12/21/95      12/21/2000          50,000
Robert Isaly...........................................    10/28/93      10/27/98           108,000
John Ritota............................................    12/21/95      12/21/2000          50,000
John Ritota............................................    10/28/93      10/27/98            50,000
Irving Bronfman**......................................    10/28/93      10/27/98             5,000(1)
Hans Rieder*...........................................    10/28/93      10/27/98            42,000(1)
Robert Gayton**........................................    10/28/93      10/27/98            25,000(1)
Jim Rothstein***.......................................    06/23/95      06/22/2000          25,000
Jim Rothstein***.......................................    12/22/95      12/21/2000          25,000


    The Company does not have any pension, profit sharing or similar plans established for its employees, other than the bonus payable to Messrs. Hoffman, Millar and Scheerer described above.

------------------------

*   Retired as a director on June 24, 1994.

**  Retired as a director on June 23, 1995.

*** Did not stand for re-election at June 21, 1996 Annual Meeting

(1) These options were exercised

CERTAIN TRANSACTIONS

Transactions with Management and Others

    As of January 31, 1996 Messrs. Millar and Sheldon Hoffman loaned $ 48,245 and $50,000 respectively to the Company. The terms of the loan provided for a Note to each of Messrs. Millar and Hoffman, payable on demand, bearing interest at 15% per annum, to be secured by and repaid from the proceeds of an anticipated income tax refund of approximately $168,000. In addition, Messrs. Millar and Hoffman were issued Warrants to purchase 46,840 and 48,544 shares respectively of the Company's Common Stock at $1.03 per share, the fair market value of the Common Stock on the date of issuance of the Warrant. The Warrants expired on January 31, 1997. The loans aggregating $98,245 and accrued interest aggregating $15,503 were repaid in the first quarter of 1997.

Exchange of Escrow Shares

    The business currently being conducted by the Company is an outgrowth of an agreement made as of the 5th day of April, 1989 amongst John Russell (the inventor of certain products currently being manufactured, marketed and distributed by the Company), Al Millar (currently president and a director of the Company), Sheldon Hoffman (currently chief executive officer and a director of the Company), Robert Isaly, Irving Bronfman, (respectively a current and former director of the Company), BFD Inc. (an Alabama corporation), 779177 Ontario Inc. (a corporation owned by Sheldon Hoffman and Irving Bronfman), Milmed International Distributors Limited (a company owned by Al Millar), and the Company (which was then known as Canadian Graphite Ltd.), pursuant to which the Company purchased all the assets, patents, trade secretes, inventory, goodwill and other properties owned by such parties (the "Assets"), in exchange for issuing an aggregate of 3,500,000 shares of its common stock to manufacture, among other items, certain transparent eye protection products utilizing an optical-grade polyester film (the "Acquisition Agreement").

    Essentially, this was considered a "reverse acquisition" in that the owners of the assets were in control of the Company after the issuance of the 3,500,000 shares. It was a requirement of the Vancouver Stock Exchange ("VSE") (on which stock exchange the Company's shares were then listed) in these types of transactions that a certain percentage of the newly issued shares were to be held in escrow, the ultimate amount to be determined by the VSE after negotiations with the owners of the assets.

    Consequently, an escrow agreement was entered into in June 1989 between the National Trust Company, the Company and certain shareholders of Alpha Pro Tech, Ltd. (the "Escrow Agreement"), pursuant to which 3,150,000 of the Company's shares were held in escrow by the National Trust Company, Vancouver, B.C. and are subject to certain performance criteria before they are released. The Escrow Agreement provides that the shares will be released to the depositing shareholders, pro rata, on the basis of one share for each $0.30 of Net Cumulative Cash Flow in any fiscal period after June 1, 1989.

"Net Cumulative Cash Flow" is defined as:

        (a) the Cash Flow of the Company from the sale of products in fiscal periods commencing June 1, 1989;

        (b) plus, in the case of fiscal periods later than the 1989 fiscal year of the Company the aggregate of the Cash Flow in each such fiscal period from and after the 1989 fiscal year of the Company.

    "Cash Flow" means net, after tax, profit for the appropriate period by adding to the net profit the following add-backs:

        (a) depreciation;

        (b) depletion;

        (c) deferred taxes;

        (d) amortization of goodwill;

        (e) amortization of research and development costs

    All of the foregoing are to be derived from the Company's audited financial statements.

    The shareholders participating on the Escrow Agreement included the following persons in the following amounts: Al Millar, President and Director of the Company as to 675,000 shares; Sheldon Hoffman, CEO and a Director of the Company as to 337,500 shares; Hoffman Family Trust (a trust for the benefit of members of Sheldon Hoffman's family), as to 337,500 shares; Irving Bronfman, a former Director of the Company as to 675,000 shares and Robert Isaly, currently a Director of the Company, on behalf of various persons, as to 450,000 shares. The balance of 675,000 shares were owned by John Russell the inventor of certain products currently being manufactured by the Company, the rights to which were purchased by the Company in June, 1989. These 675,000 shares were cancelled pursuant to a Litigation Settlement Agreement dated August 19, 1994, the terms of which provided for the payment by the Company of $260,000 to Mr. Russell and the cancellation of the 675,000 shares.

    On December 30, 1996, the Board of Directors of the Company (including Messrs. Millar, Hoffman and Isaly which constitute a majority of the board) authorized the issuance of 2,475,000 shares of its Common Stock in exchange for all rights to the 2,475,000 shares of Company Common Stock owned by Al Millar, President, Sheldon Hoffman, CEO, the Hoffman Family Trust, Irving Bronfman and Robert Isaly, ("Exchanging Shareholders"), and which are subject to the existing Escrow Agreement. The Common Stock issued is identical in all respects to the rights to the Common Stock surrendered by the Exchanging Shareholders. Common Stock of the Exchanging Shareholders which is subject to the Escrow Agreement of June 1989 was treated as issued and outstanding, has full voting rights, is entitled to receive all dividends but have been excluded in computing earnings per share because the effect if including them would be anti-dilutive. These shares are being treated as "cancelled" on the books and records of the Company. Therefore, the issuance of the shares to the Exchanging Shareholders does not change any of the rights and privileges of the Exchanging Shareholders nor increase their beneficial ownership nor would there be any effective change to the capitalization of the Company. The number of shares issued and outstanding after the issuance is the same as that outstanding prior to the transaction. The fair value of the newly issued shares, $2,204,000, (based on the average between the closing bid and asked price of the Common Stock in the over-the-counter market on December 30, 1996) is, however, a charge to earnings for 1996 which resulted in an increase to accumulated deficit. Simultaneously, there was a credit (increase) to paid in capital resulting in shareholders equity remaining unchanged.

    The Escrow Agreement also provides that the shares held in escrow would be released to the shareholders pro rata if certain performance criteria noted above, are met, and that any shares not so released before April 5, 1999 would be surrendered to the Company for cancellation at that time.

    The Board issued the shares free of any escrow arrangement because it is the Board's belief that the escrow terms did not give any weight to certain achievements the Company has attained since these conditions were imposed, notwithstanding that the Company has failed to record profits or to increase stockholders equity in any material amount in the last several years, and that it wrote off $4,922,000 of intangible assets and reported a net loss of $5,971,000 for the year ended December 31, 1995. Since the time that the escrow conditions were imposed, it is the Board's opinion that those persons whose shares are in escrow including Irving Bronfman, a former director, have made valuable contributions to the Company's substantial and measurable growth including seeking out and consummating suitable acquisitions of companies, assets and products; raising the working capital necessary to fund the operations of the Company increasing sales from approximately $310,000 per year in 1991 to $13,031,000 as at December 31, 1995, and $14,863,000 for
the year ended December 31, 1996; and expanding the business from one manufacturing facility and 20 employees in 1989 to approximately 471 employees in six manufacturing facilities as of December 31, 1996.

    The issuance of the shares has the effect of permitting the Escrowees to alienate their shares at such time as they were issued to the Exchanging Shareholders. As to Messrs. Hoffman and Millar, pursuant to the above referenced settlement with BCSC, they cannot sell any shares of the Company's Common Stock in British Columbia for the two (2) year period ending November 9, 1997.

    The Board did not seek shareholders approval with respect to this transaction. Neither the laws of the Company's state of incorporation (Delaware) nor any federal laws require shareholder approval. Furthermore, no regulatory approval was obtained or required with respect to the transaction in either the United States or Canada. The principal reasons for not seeking shareholder approval are: any increase in the market value of the Company's Common Stock would increase the charge to earnings; the calling and holding of a Special meeting would incur costs of approximately $75,000 and waiting for an Annual Meeting could further subject the transaction to the risk of an increase in per share market value.

    The Escrow Shares have been treated as cancelled on the books and records of the Company and its Transfer Agent. The Company does not believe Canadian regulatory approval is required, and has not sought any approval. The Company has requested the Escrow Agent to cancel the Escrow Shares on its books and records which request was also made by the Exchanging Shareholders. Regardless of whether the Escrow Agent complies with such requests, the Company is entitled to treat the Escrow Shares as cancelled. Each Exchanging Shareholder has entered into an agreement with the Company relinquishing all rights, title and interest of any kind whatsoever they have or ever had to the Escrow Shares.

    The Common Stock received by the Exchanging Shareholders are "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act of 1933, and the shares issued in this transaction are subject to Rule 144 other than for the one year holding period. In general, Rule 144 as currently in effect, subject to the satisfaction of certain other conditions of Rule 144, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted securities of the Company beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on NASDAQ, a national securities exchange or a consolidated transaction reporting system, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three-months immediately preceding the sale and who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. The Exchanging Shareholders do not have any registration rights with respect to the shares issued to them.

    During the last three Fiscal years, each of the Escrowees would not have been eligible to receive any shares out of Escrow applying the formula in the Escrow Agreement.

                              SELLING STOCKHOLDERS

    This Prospectus is being used for the offering of up to 3,626,935 shares of Common Stock of the Company by Stockholders of the Company. These securities were issued in connection with private placements, the settlement of certain debt obligations of the Company, as well as shares to be issued from time to time upon the exercise of Warrants and certain Stock Options.

    The following table sets forth the number of shares to be sold by each Selling Stockholder, the number of shares to be owned by them, and their respective percentages of the class, after the sale. Unless otherwise indicated, all shares are owned of record and beneficially.


                                                   AMOUNTS &                                NUMBER
                                                   NATURE OF                   NUMBER      OF SHARES
                                                   BENEFICIAL   PERCENT OF    OF SHARES   TO BE OWNED   PERCENT OF
NAME                                              OWNERSHIP(1)   CLASS (5)   TO BE SOLD    AFTER SALE   AFTER SALE
------------------------------------------------  ------------  -----------  -----------  -----------  -------------
Enhanced Storage Co. Inc. ......................      487,000          2.0      487,000            0             0
James C. Rothstein (4)..........................      200,000            *      200,000            0             0
Marilyn Hutchens (5)............................       61,095            *       50,000       11,095             *
Blake Berkson...................................      135,000            *       75,000       60,000             *
David Venkus....................................      173,334            *      173,334            0             0
Anthony Kamin (5)...............................      133,334            *      133,334            0             0
Howard Kamin....................................       66,666            *       66,666            0             0
Wayne Fritzshe (5)..............................      401,666          1.6      266,666      135,000             *
                                                      100,000(3)                100,000            0             0
George Markelson................................      416,666          1.7      416,666            0             0
                                                       30,000(3)                 30,000            0             0
Wayne Johnson...................................      183,334            *      133,334       50,000             *
Swanson Farms...................................       50,000            *       50,000            0             0
Roger Moe.......................................      100,000            *       80,000       20,000             *
Ray James.......................................       40,887            *       40,887            0             0
Michael Morissett...............................       80,000            *       30,000       50,000             *
William Lykken (4)..............................      695,000          2.9      285,000      410,000           1.7
                                                      119,048(2)                119,048            0             0
                                                       25,000(3)                 25,000            0           0
C.C.R.I. Corporation (4)........................       50,000(3)         *       50,000            0             0
Ross Haugen.....................................      157,600            *      100,000       57,600             *
F. Bloomberg (4)................................       72,900            *       60,000       12,900             *
R.K. Harrison & Co. Ltd. .......................       50,000            *       50,000            0             0
Marjorie Atalienti..............................       25,000(3)         *       25,000            0             0
Martin E. Janis & Co. ..........................      100,000(3)         *      100,000            0             0
Tom Kosta.......................................      100,000(3)         *      100,000            0             0
LLS Ltd. Inc. ..................................      300,000(3)       1.2      300,000            0             0
Dan Schaefer (4)................................       35,000(3)         *       35,000            0             0
Jack Aaron (4)..................................       35,000(3)         *       35,000            0             0
Robert Rudman (4)...............................       10,000(3)         *       10,000            0             0


------------------------

*   Represents less than one percent

(1) Each of the persons named in the table disclaims beneficial ownership of the shares of the Company's Common Stock owned by such person's spouse or by his or her minor children.

(2) Represents shares to be issued upon exercise of Warrants

(3) Represents shares to be issued upon exercise of Options

(4) Each of these persons is currently or has been a consultant to the Company within the least three years.

(5) All Warrants and Options are currently exercisable and "Percent of Class" treats as outstanding the shares issuable upon the exercise of the Warrants and Options.

                              PLAN OF DISTRIBUTION


    The Selling Stockholders may sell the shares being offered hereby: (i) through dealers or in ordinary broker transactions, in the over-the-counter market or otherwise, (ii) "at the market" to or through marketmakers or into an existing market for the shares or warrants, (iii) in other ways not involving marketmakers or established trading markets, including direct sales to purchasers or effected through agents, or (iv) in combinations of any such methods of sale. The Shares underlying Warrants and Options will be sold following excercise. The shares will be sold at market prices prevailing at the time of sale or negotiated prices.


    If a dealer is utilized in the sale of the shares in respect of which the Prospectus is delivered, the Selling Stockholders will sell such shares to the dealer, as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale.

    Sales of shares "at the market" and not at a fixed price, which are made into an existing market for the shares, will be made by the Selling Stockholders to or through a marketmaker, acting as principal or as agent. Other sales may be made, directly or through an agent, to purchasers outside existing trading markets. A selling broker may act as agent or may acquire the shares, warrants or interests therein, as principal or pledgee and may, from time to time, effect distributions of such sales.

    The shares offered hereby are eligible for sale only in certain states, and in some of those states may be offered or sold only to "institutional investors" as defined under applicable state securities law.

    No sales or distributions other than as described herein may be effected until after this prospectus shall have been appropriately amended or supplemented.

                           DESCRIPTION OF SECURITIES

    The Company's Certificate of Incorporation authorizes 50,000,000 common shares, par value $.01 per share, of which 24,047,449 shares were issued and outstanding as at June 30, 1997.

COMMON STOCK

    The holders of common shares of the Company are entitled to one vote per share for each common share held by them and do not have cumulative voting rights. Holders of record of common shares are entitled to receive dividends when and if declared by the board of directors out of legally available funds. Upon any liquidation, dissolution or winding up of the Company, holders of common shares are entitled to share pro rata in any distribution to the shareholders. There are no pre-emptive or conversion rights and no provisions for redemption, purchase for cancellation, surrender or sinking or purchase funds. All of the outstanding common shares are fully paid and non-assessable and duly authorized.

    There are no special rights or restrictions of any nature attaching to any of the common shares of the Company, except that pursuant to an escrow agreement made in June 1989 between the National Trust Company, the Company and certain shareholders of the Company (the "Escrow Agreement"), 2,475,000 shares (the "Escrow Shares") are held in escrow by the National Trust Company (the Company's registrar and transfer agent) and are subject to certain performance criteria before they are released. All rights to the Escrow Shares have been transferred to the Company in exchange for the Company issuing 2,475,000 of its Common Stock to the owners thereof on December 30, 1996. These shares are treated as cancelled. See "Certain Transactions."

WARRANTS


    The Company has 119,048 Warrants outstanding, each of which entitles the holder to purchase one share of Common Stock at $1.75 per share, and which expire July 1, 1999


    No fractional shares of Common Stock will be issued upon the exercise of the Warrants and no cash will be paid in lieu thereof.

    The holders of the Warrants do not have any of the rights or privileges of shareholders of the Company prior to the exercise of the Warrants.

    The exercise price and number of shares of Common Stock issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including issuance of a stock dividend or a recapitalization, reorganization, merger or consolidation of the Company.

    No resale of the Warrants and the underlying Common Stock can be made unless at the time of such sale a current prospectus covering the Warrrants or the shares of Common Stock issuable upon exercise of such Warrant is then in effect.

Transfer and Warrant Agent

    The transfer agent for the Common Stock and Warrants is American Stock Transfer and Trust Company, New York, New York.

Delaware Law and Certain Charter and By-Law Provisions

Certain anti-takeover provisions

    The Company is subject to the provisions of Section 203 of the General Corporation Law of Delaware, Section 203 prohibits certain publicly held Delaware Corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder", unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person or entity who, together with affiliates and associates, owns (or within the preceding three years, did own) 15% or more of the corporation's voting stock. This statute contains provisions enabling a corporation to avoid the statute's restrictions if the stockholders holding a majority of the corporation's voting stock approve an amendment to the corporation's Certificate of Incorporation or By-Laws.

    The Amended Certificate of Incorporation and the By-Laws of the Company further provide that any action required or permitted to be taken by the stockholders of the Company may be taken only at a duly called meeting of stockholders or by unanimous written consent of stockholders. These provisions could have the effect of delaying until the next annual stockholders' meeting, stockholders actions which are favored by the holders of a majority of the outstanding voting securities of the Company, especially since special meetings of the stockholders may be called only by the Board of Directors or any Officer of the Company instructed by the Board of Directors to call a special meeting. These provisions may also discourage another person or entity from making a tender offer for the Company's stock, because such person or entity, even if it acquired a majority of the outstanding voting securities of the Company, would be able to take actions as a stockholder (such as electing new Directors or approving a merger) only at a duly called stockholders meeting or by unanimous written consent.

Elimination of Monetary Liability for Officers and Directors

    The Company's Amended Certificate of Incorporation also incorporated certain provisions permitted under the General Corporation Law of Delaware relating to the liability of Directors. The provisions eliminate a Director's liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as breach of a Directors duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. These provisions do not eliminate a Director's duty of care nor do they prevent recourse against Directors through equitable remedies such as injunctive relief. Moreover, the provisions do not apply to clams against a Director for violations of certain laws including federal securities laws.

Indemnification of Officers and Directors

    The Company's Amended Certificates of Incorporation also contains provisions to indemnify the Directors, officers, employees or other agents to the fullest extent permitted by the General Corporation Law of Delaware. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from Directors. The Company believes that these provisions will assist the Company in attracting or retaining qualified individuals to serve as Directors.

                                    TAXATION

    During June of 1994, the Company changed its corporate domicile from Canada to the United States and changed its name from BFD Industries, Inc., to Alpha Pro Tech, Ltd. As a result of the domicile change, the following general summary describes the principal Canadian federal income tax consequences to shareholders of the Company who are resident in Canada and to whom, shares of the Company constitute capital property for the purposes of the Income Tax Act (the "ITA").

    The summary is for the purpose of providing general assistance only and is not intended to be a substitute for the advice of a prospective investor's own tax advisors and should not be interpreted as legal or tax advice. Each prospective investor should satisfy himself as to the tax consequences of his investment by obtaining advice on tax matters from his own tax advisor.

    This description is not exhaustive of all possible Canadian federal income tax consequences and does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action other than the Proposals, nor does it take into account provincial or foreign tax considerations which may differ significantly from those discussed herein.

    A Canadian shareholder who is an individual will be required to include in the gross amount of any dividends received from the Company when computing his income for the year of such receipt. Under the U.S./Canadian Treaty (the "Treaty"), the rate of U.S. withholding tax which may be levied on such individuals is limited to 15% of the gross amount of the dividends. The shareholder will not be entitled to claim the dividend tax credit in respect of such dividends. A foreign tax credit will be available under the ITA to the Canadian shareholder to the extent of the lesser of:

        1. withholding taxes paid and not deducted in computing income (up to a maximum of 15% of certain foreign income from property), and

        2. the Canadian taxes otherwise payable in respect of that foreign income.

      Alternatively, the Canadian shareholder can claim the foreign withholding taxes paid as a deduction when computing his income for tax purposes. If the withholding taxes paid exceed 15% of the foreign income from property, such excess may be deducted in computing net income.

    Dividends paid to a Canadian shareholder which is a corporation that owns less than 10% of the voting stock of the Company will, in accordance with the Treaty, also be subject to a U.S. withholding tax of 15%.

    A foreign tax credit may be claimed to the extent of the lesser of the foreign tax paid and not deducted in computing income and the Canadian federal tax otherwise payable in respect of the shareholder's non-business income derived from the U.S. Alternatively, the corporate shareholder may elect to deduct all or any portion of the foreign tax paid when computing its income under the ITA. If, and to the extent that, such a deduction is claimed an equivalent, reduction may be made in respect of the foreign tax that will be eligible for a foreign tax credit.

    If the Canadian shareholder is a corporation that owns 10% or more of the voting stock of the Company, the rate of U.S. tax that can be levied is restricted under the Treaty to 10%. The gross amount of such dividends must be included when calculating the net income of the shareholder. However, under certain circumstances, the shareholder may be allowed to deduct the dividends in the calculation of its taxable income. In these circumstances, the withholding taxes previously paid will not be recoverable.

Shares Eligible for Future Sale

    In addition to the 3,626,935 shares covered by this Prospectus, an aggregate of 359,000 shares issuable upon the exercise of certain stock options (other than those included in a Registration Statement on Form S-8) and warrants at prices ranging from $.75 to $2.03 per share and an aggregate of approximately 3,780,000 shares of Common Stock issued in private placements (see "Risk Factors Dilution") including shares owned by officers and directors whether acquired in private placements or otherwise are "restricted securities", as that term is defined under rule 144 promulgated under the Securities Act. In general, under rule 144 as currently in effect, subject to the satisfaction of certain other conditions of Rule 144, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted securities of the Company beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on NASDAQ, the average weekly trading volume during the fourt calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. In addition, the Company has registered on a registration statement on Form S-8, a total of 2,500,000 shares of Common Stock subject to outstanding options or reserved for issuance to employees, directors and consultants under the Company's 1993 Stock Option Plan and the 1993 Directors Stock Option Plan. The Company intends to register an additional 1,300,000 shares for these Plans. As noted above, 3,626,935 shares are included in this Prospectus on behalf of certain stockholders who have certain registration rights pursuant to which their securities can be publicly sold without regard to the limitations set forth in Rule 144. (See "Selling Stockholders").

    No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices of the Company's securities prevailing from time to time. Accordingly, the possibility exists that substantial amounts of Common Stock may be sold in the public market which may adversely affect prevailing market prices for the Company's securities and could impair its ability to raise capital through the sale of equity securities.

                               LEGAL PROCEEDINGS

    On November 10, 1995, Sheldon Hoffman CEO of the Company and Alexander Millar, President of the Company settled all outstanding previously disclosed matters pending before the British Columbia Securities Commission (the "BCSC"), which were commenced in March 1992 by the British Columbia Superintendent of Brokers ("Superintendent"). The settlement provides that as to each of Messrs. Hoffman and Millar: a Cease Trade Order as to sales by them of the Company's securities in British Columbia shall remain in effect for 2 years; each shall be prohibited from becoming or acting as a director or officer of any British Columbia reporting issuer, other than the Company, until such time as they have successfully completed a course of study satisfactory to the Superintendent concerning the duties of directors and officers or reporting issuers; full payment to the BCSC shall have been made of $40,000 (CDN), as to Hoffman and $20,000 (CDN) as to Millar; and the Superintendent consents to their acting in the capacity of a director or officer of a British Columbia reporting issuer. All matters pending as to Robert Isaly, a director of the Company, were dropped.

    In June, 1996, an action was commenced against the Company in the Superior Court of the State of Arizona, in 2and for the County of Maricopa by Neu-Invest, Inc., an Arizona Corporation (the "Plaintiff"). The complaint alleges that in the latter part of December 1994, the Plaintiff, through its agent Alfred Bowen, became aware of a private offering of securities being made by the Company, that it contacted Al Millar, the Company's President, through Mr. Bowen, and that the Company, in a letter dated February 14, 1995, offered to sell, to investors including Plaintiff, a minimum $300,000 investment consisting of 400,000 shares of Common Stock together with equal number of two year Warrants to pruchase an additional 400,000 shares at $.75 per share, and that on March 22, 1995, Bowen wrote to Mr. Millar accepting the offer on behalf of Plaintiff, noting that they intended to request additional materials, and that the unnamed buyers board had yet to approve the transaction. Plaintiff alleges that it is entitled to damages equal to the difference between the price of the Company's Stock which was $2.31 per share on February 14, 1995, the day they allege they accepted an offer allegedly made by the Company, and the $.75 per share price, or $624,000. In addition, they allege an equal amount with respect to the Warrants that were to be included with the shares.

    The Company moved to have the case transferred to the United States District Court for the District of Arizona. The Plaintiff consented to such removal and the Company filed an answer to the complaint, denying all material allegations. The matter is still in the early stages of litigation, and the Company intends to vigorously defend the action.

                                 LEGAL MATTERS

    Certain legal matters with respect to the offering will be passed upon for the Company by Opton Handler Feiler & Landau, 52 Vanderbilt Avenue, New York, NY 10017.

                                    EXPERTS

    The consolidated financial statements as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

                            ALPHA PRO TECH, LTD.
                       INDEX TO FINANCIAL STATEMENTS


FINANCIAL STATEMENTS FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

Consolidated Balance Sheets as of June 30, 1997 (unaudited)
  and December 31, 1996................................................... F-2

Consolidated Statements of Operations for the six months ended
  June 30, 1997 and 1996 (unaudited)...................................... F-3

Consolidated Statement of Shareholders' Equity for the six months ended June 30, 1997 (unaudited)......................................... F-4

Consolidated Statements of Cash Flows for the six months ended
  June 30, 1997 and 1996 (unaudited)...................................... F-5


Notes to Consolidated Financial Statements (unaudited).................... F-6


FINANCIAL STATEMENTS FOR THE THREE YEARS ENDED DECEMBER 31, 1996

Report of Independent Accountants........................................  F-8

Consolidated Balance Sheets at December 31, 1996 and 1995................  F-9

Consolidated Statements of Operations for the three years ended
  December 31, 1996......................................................  F-10

Consolidated Statements of Shareholders' Equity for the three years ended December 31, 1996................................................  F-11

Consolidated Statements of Cash Flows for the three years ended
  December 31, 1996......................................................  F-12

Notes to Consolidated Financial Statements...............................  F-14

ALPHA PRO TECH, LTD.

CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------
                                                     JUNE 30,       DECEMBER 31,
                                                       1997             1996
                                                   (UNAUDITED)

ASSETS
Current Assets:
  Cash                                             $ 1,344,000      $   275,000
  Marketable Securities-restricted                      22,000           39,000
  Accounts receivable, net of allowance for
   doubtful accounts of $118,000 and $122,000        2,764,000        2,170,000
  Income taxes receivable                                5,000            5,000
  Inventories                                        3,115,000        2,942,000
  Prepaid expenses and other assets                    378,000          183,000
                                                   -----------      -----------
                                                     7,628,000        5,614,000

Property and equipment, net of accumulated
 depreciation and amortization of $967,000
 and $836,000                                        1,755,000        1,615,000
Intangible assets, net of accumulated
 amortization of $72,000 and $55,000                   294,000          219,000
Other                                                   31,000           33,000
                                                   -----------      -----------
                                                   $ 9,708,000      $ 7,481,000
                                                   ===========      ===========
LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                 $   795,000      $ 1,600,000
  Accrued liabilities                                  475,000          647,000
  Due to related parties                                19,000           19,000
  Notes payable, current portion                          -              31,000
  Loans payable, current portion                     1,535,000        1,081,000
  Capital leases, current portion                       57,000           36,000
                                                   -----------      -----------
                                                     2,881,000        3,414,000
                                                   -----------      -----------
Loans payable, less current portion                     85,000          112,000
Capital leases, less current portion                   155,000          105,000

                                                     3,121,000        3,631,000
                                                   -----------      -----------
SHAREHOLDERS' EQUITY

Common stock, $.01 par value, 50,000,000
  shares authorized, 24,047,449 and
  20,755,463 issued and outstanding at
  June 30, 1997 and December 31, 1996,
  respectively                                         240,000          207,000
 Additional paid-in capital                         24,279,000       21,656,000
 Accumulated deficit                               (17,932,000)     (18,013,000)
                                                   -----------      -----------
                                                     6,587,000        3,850,000
                                                   -----------      -----------
                                                   $ 9,708,000      $ 7,481,000
                                                   ===========      ===========

ALPHA PRO TECH, LTD.

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
--------------------------------------------------------------------------------

                                                  FOR THE SIX MONTHS
                                                     ENDED JUNE 30,

                                                   1997           1996

Sales                                           $8,476,000     $7,459,000

Cost of goods sold, excluding
 depreciation                                    5,217,000      4,879,000
                                                ----------     ----------

                                                 3,259,000      2,580,000

Expenses
 Selling, general and administrative             2,883,000      2,269,000
 Depreciation and amortization                     148,000        118,000
                                                ----------     ----------

 Income from operations                            228,000        193,000
                                                ----------     ----------

    Interest                                       147,000        140,000
    Other                                                0        (13,000)
                                                ----------     ----------

                                                   147,000        127,000
                                                ----------     ----------

Income before provision for income taxes            81,000         66,000

Minority Interest                                                  (4,000)
Provision for income taxes                               0              0
                                                ----------     ----------

Net Income                                      $   81,000     $   70,000
                                                ----------     ----------

Net Income per share                            $     0.00     $     0.00
                                                ----------     ----------
Weighted average number of shares
outstanding                                     22,862,826     20,068,527
                                                ----------     ----------

ALPHA PRO TECH, LTD.

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)
--------------------------------------------------------------------------------



                          Shares       Common       Additional       Accumulated        Total
                                        Stock     Paid-in Capital      Deficit

Balance at
December 31, 1996       20,755,463     $207,000     $21,656,000     ($18,013,000)     $3,850,000

Stock issued for cash    3,291,986       33,000       2,379,000                        2,412,000
Options/warrants
issued for services                                     244,000                          244,000
Net income (loss)                                                         81,000          81,000
                        ----------     --------     -----------      -----------      ----------
Balance at
June 30, 1997           24,047,449     $240,000     $24,279,000     ($17,932,000)     $6,587,000
                        ----------     --------     -----------      -----------      ----------
                        ----------     --------     -----------      -----------      ----------


ALPHA PRO TECH, LTD.

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
--------------------------------------------------------------------------------

                                                      FOR THE SIX MONTHS ENDED
                                                               JUNE 30,
                                                         1997            1996
Operating Activities:
Net income                                           $   81,000      $   70,000
Adjustments to reconcile net income to cash
  provided by (used for) operating activities:
  Depreciation and amortization                         148,000         118,000
  Minority interest in earnings                                          (4,000)
  Securities issued for services                                         15,000

  Changes in assets and liabilities:
    Accounts receivable                                (594,000)       (181,000)
    Income tax receivable                                               166,000
    Marketable securities                                17,000          (2,000)
    Inventories                                        (173,000)        (43,000)
    Prepaid and other assets1                            49,000         (63,000)
    Accounts payable and accrued liabilities           (977,000)        186,000
                                                     ----------      ----------
Net cash provided by (used for) operating
  activities:                                        (1,449,000)        262,000
                                                     ----------      ----------
Investing Activities:
    Purchase of property and equipment                 (271,000)       (226,000)
    Purchase of intangible assets                       (92,000)        (21,000)
    Purchase of other assets                              2,000          (1,000)
                                                     ----------      ----------

Net cash used for investing activities                 (361,000)       (248,000)
                                                     ----------      ----------
Financing Activities:
    Issuance of common stock1                         2,412,000         520,000
    Net proceeds (payments) on loans payable            427,000         (20,000)
    Net proceeds ( payments) on capital leases           71,000
    Net proceeds (payments)on notes payable             (31,000)        (34,000)
                                                     ----------      ----------
Net Cash provided by financing activities             2,879,000         466,000
                                                     ----------      ----------

Increase (decrease) in cash during the period         1,069,000         480,000

Cash, beginning of period                            $  275,000      $  344,000
                                                     ----------      ----------
Cash, end of period                                  $1,344,000      $  824,000
                                                     ----------      ----------

--------------------
1 Non-cash item: Options and warrants with fair values totalling $244,000 were issued to consultants for future services. This is reflected on the Cash Flow Statement as a deduction in common stock and prepaid expenses.

ALPHA PRO TECH, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

1.  THE COMPANY

    Alpha Pro Tech, Ltd. (the Company) manufactures and distributes a variety of disposable mask, shield, shoe cover, and apparel products, and woundcare products. Most of the Company's disposable apparel, mask and shield products, and woundcare products are distributed to medical, dental, industrial, and clean room markets, predominantly in the United States.

2.  BASIS OF PRESENTATION

    The unaudited interim financial statements reflect all adjustments which are in the opinion of management necessary for a fair presentation of the results for the interim period presented. All such adjustments made are of a normal recurring nature.

    There have been no significant changes since December 31, 1996 in accounting principles and practices utilized in the presentation of these financial statements.

3.  INVENTORIES                           JUNE 30,                DECEMBER 31,
                                            1997                      1996

     Raw Materials                       $1,540,000                $1,511,000
     Work in process                        145,000                    76,000
     Finished goods                       1,430,000                 1,355,000
                                         ----------                ----------

                                         $3,115,000                $2,942,000
                                         ----------                ----------


4.  ACCRUED LIABILITIES                   JUNE 30,                DECEMBER 31,
                                            1997                      1996

     Professional fees                     $137,000                  $286,000
     Payroll and payroll taxes              290,000                   203,000
     Other                                   48,000                   158,000
                                         ----------                ----------

                                           $475,000                  $647,000
                                         ----------                ----------
                                         ----------                ----------

ALPHA PRO TECH, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------


5.  NOTES PAYABLE                                     JUNE 30,     DECEMBER 31,
                                                        1997           1996

    Note payable due in  monthly installments
    of $1,500, interest at 8.0%, maturing
    July 31, 1997                                                   $     9,000

    Note payable due in monthly installments
    of  $4,000, interest at 6%, with the
    remaining balance due March 31, 1997                                 14,000

    Notes payable to related parties, interest
    at 20% payable quarterly, due on demand                               8,000
                                                                    -----------

                                                     $        -     $    31,000
                                                     ----------     -----------
          Less:  Current portion                     $        -     $    31,000
                                                     ----------     -----------
    Notes Payable, less current portion              $        -     $         -
                                                     ----------     -----------



6.  NET INCOME/(LOSS) PER SHARE

    Net income/(loss) per share of common stock is based on the weighted average number of shares of common stock outstanding during the quarter. Common stock equivalents have been excluded from the earnings per share calculation as no material dilutive effect would result.

7.  PROVISION FOR INCOME TAX

    No provision for income tax has been recorded in the Statement of Operations for either the six months ended June 30, 1997 or 1996, as taxable income has been eliminated as a result of the utilization of net operating loss carry forwards.

                        Report of Independent Accountants

To the Board of Directors and Shareholders of Alpha Pro Tech, Ltd.

In our opinion, the consolidated financial statements listed in the index on page F-1 present fairly, in all material respects, the financial position of Alpha Pro Tech, Ltd. and its subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


Price Waterhouse LLP
Salt Lake City, Utah
March 20, 1997

Alpha Pro Tech, Ltd.

Consolidated Balance Sheets
------------------------------------------------------------------------------

                                                                          December 31,
                                                                  ----------------------------
                                                                      1996           1995
                                                                  -------------  -------------
Assets
Current assets:
  Cash..........................................................  $     275,000  $     344,000
  Marketable securities--restricted.............................         39,000         36,000
  Accounts receivable, net of allowance for doubtful accounts of
    $122,000 and $61,000........................................      2,170,000      2,071,000
  Income taxes receivable.......................................          5,000        172,000
  Inventories...................................................      2,942,000      2,098,000
  Prepaid expenses and other assets.............................        183,000        139,000
                                                                  -------------  -------------
                                                                      5,614,000      4,860,000

Property and equipment, net.....................................      1,615,000      1,350,000
Intangible assets, net..........................................        219,000        167,000
Other...........................................................         33,000         33,000
                                                                  -------------  -------------
                                                                  $   7,481,000  $   6,410,000
                                                                  -------------  -------------
                                                                  -------------  -------------
Liabilities and Shareholders' Equity
  Current liabilities:
  Accounts payable..............................................  $   1,600,000  $   1,351,000
  Accrued liabilities...........................................        647,000        751,000
  Due to related parties........................................         19,000       --
  Notes payable, current portion including $8,000 and $33,000 due
    to related parties at December 31, 1996 and 1995............         31,000        152,000
  Loans payable, current portion................................      1,081,000        890,000
  Capital leases, current portion...............................         36,000         22,000
                                                                  -------------  -------------
                                                                      3,414,000      3,166,000

Notes payable, less current portion.............................       --               10,000
Loans payable, less current portion.............................        112,000        167,000
Capital leases, less current portion............................        105,000         49,000
Minority interest...............................................       --               14,000
                                                                  -------------  -------------
                                                                      3,631,000      3,406,000
                                                                  -------------  -------------
Commitments and contingencies
Shareholders' Equity:
Common stock, $.01 par value, 50,000,000 shares authorized,
  20,755,463 and 19,911,130 issued and outstanding
  at December 31, 1996 and 1995.................................        207,000        199,000
Additional paid-in capital......................................     21,656,000     18,673,000
Accumulated deficit.............................................    (18,013,000)   (15,868,000)
                                                                  -------------  -------------
                                                                      3,850,000      3,004,000
                                                                  -------------  -------------
                                                                  $   7,481,000  $   6,410,000
                                                                  -------------  -------------
                                                                  -------------  -------------


    The accompanying notes are an integral part of these financial statements

Alpha Pro Tech, Ltd.

Consolidated Statements of Operations
------------------------------------------------------------------------------

                                                                                Year ended December 31,
                                                                      -------------------------------------------
                                                                          1996           1995           1994
                                                                      -------------- --------------- -------------

Sales...............................................................  $  14,863,000  $  13,031,000  $  11,966,000
Cost of goods sold, excluding depreciation and amortization.........      9,665,000      8,562,000      7,719,000
                                                                      -------------- --------------- -------------
                                                                          5,198,000      4,469,000      4,247,000
Expenses:
  Selling, general and administrative...............................      4,610,000      4,342,000      3,562,000
  Depreciation and amortization.....................................        254,000        618,000        734,000
  Impairment loss on intangible assets (Note 6).....................       --            4,922,000       --
  Exchange of escrowed shares for new shares (Note 9)...............      2,204,000       --             --
                                                                      -------------- --------------- -------------
  Loss from operations..............................................     (1,870,000)    (5,413,000)       (49,000)
                                                                      -------------- --------------- -------------
  Other (income) expense
    Interest, net...................................................        279,000        563,000        898,000
  Other.............................................................       --              (10,000)        (4,000)
                                                                      -------------- --------------- -------------
                                                                            279,000        553,000        894,000
                                                                      -------------- --------------- -------------
Loss before minority interest in consolidated subsidiary and
  provision (benefit) for income taxes..............................     (2,149,000)    (5,966,000)      (943,000)
Minority interest in operations of consolidated subsidiary..........          4,000         (5,000)          --
Provision (benefit) for income taxes................................           --             --         (285,000)
                                                                      -------------- --------------- -------------

Net loss............................................................  $  (2,145,000)   $(5,971,000)     $(658,000)
                                                                      -------------- --------------- -------------
                                                                      -------------- --------------- -------------

Loss per share......................................................  $       (0.12)        $(0.36)        $(0.05)
                                                                      -------------- --------------- -------------
                                                                      -------------- --------------- -------------
Weighted average number of shares outstanding.......................     17,841,547     16,533,294     13,437,198
                                                                      -------------- --------------- -------------
                                                                      -------------- --------------- -------------

    The accompanying notes are an integral part of these financial statements

Alpha Pro Tech, Ltd.

Consolidated Statements of Shareholders' Equity
------------------------------------------------------------------------------

                                                                   Additional    Cumulative
                                                      Common         Paid-in     Translation   Accumulated
                                        Shares        Stock          Capital     Adjustment      Deficit         Total
                                     ------------  -------------  -------------  -----------  --------------  ------------
Balance at December 31, 1993.......    15,581,730  $  15,654,000  $    --         $ 139,000   $   (9,378,000) $  6,415,000
Stock issued for cash..............       686,364        474,000       --            --             --             474,000
Stock issued for services..........       510,000         80,000       --            --             --              80,000
Options/warrants issued for
  services.........................       --              55,000       --            --             --              55,000
Shares canceled per litigation
  settlement.......................      (675,000)      (307,000)      --            --             --            (307,000)
Conversion of note payable to
  common stock.....................       100,000        100,000       --            --             --             100,000
Change to reflect par value of
  common stock.....................       --         (15,893,000)    15,893,000      --             --             --
Net loss...........................       --            --             --            --             (658,000)     (658,000)
                                     ------------  -------------  -------------  -----------  --------------  ------------

Balance at December 31, 1994.......    16,203,094        163,000     15,893,000     139,000      (10,036,000)    6,159,000
Stock issued for cash..............     2,564,088         25,000      1,751,000      --             --           1,776,000
Stock issued for services..........        16,949       --               13,000      --             --              13,000
Options/warrants issued for
  services.........................       --            --              177,000      --             --             177,000
Conversion of notes payable to
  common stock.....................     1,126,999         11,000        839,000      --             --             850,000
Reclassification to accumulated
  deficit..........................       --            --             --          (139,000)         139,000       --
Net loss...........................       --            --             --            --           (5,971,000)   (5,971,000)
                                     ------------  -------------  -------------  -----------  --------------  ------------

Balance at December 31, 1995.......    19,911,130        199,000     18,673,000      --          (15,868,000)    3,004,000
Stock issued for cash..............       844,333          8,000        711,000      --             --             719,000
Options/warrants issued for
  services.........................       --            --               68,000      --             --              68,000
Exchange of escrowed shares........       --            --            2,204,000      --             --           2,204,000
Net loss...........................       --            --             --            --           (2,145,000)   (2,145,000)
                                     ------------  -------------  -------------  -----------  --------------  ------------

Balance at December 31, 1996.......    20,755,463  $     207,000  $  21,656,000   $  --       $  (18,013,000) $  3,850,000
                                     ------------  -------------  -------------  -----------  --------------  ------------
                                     ------------  -------------  -------------  -----------  --------------  ------------

    The accompanying notes are an integral part of these financial statements

Alpha Pro Tech, Ltd.

Consolidated Statements of Cash Flows
-------------------------------------------------------------------------------

                                                                                 Year ended December 31,
                                                                        -----------------------------------------
                                                                            1996           1995          1994
                                                                        -------------  -------------  -----------

Cash flows form operating activities:
  Net loss............................................................  $  (2,145,000) $  (5,971,000) $  (658,000)
  Adjustments to reconcile net loss to net cash used for operating activities:
    Depreciation and amortization.....................................        254,000        618,000      734,000
    Write-off of impaired intangibles (Note 5)........................       --            4,922,000      --
    Exchange of escrowed shares (Note 9)..............................      2,204,000       --            --
    Minority interest.................................................         (4,000)         5,000      --
    Securities issued for services....................................         39,000        190,000      135,000
    Changes in assets and liabilities:
      Accounts receivable.............................................        (99,000)      (214,000)    (869,000)
      Income taxes receivable.........................................        167,000       --           (117,000)
      Inventories.....................................................       (844,000)       (59,000)    (794,000)
      Prepaid and other assets........................................        (15,000)       181,000     (189,000)
      Accounts payable and accrued liabilities........................        145,000       (152,000)     911,000
      Deferred income taxes...........................................       --             --           (168,000)
                                                                        -------------  -------------  -----------
  Net cash used for operating activities..............................       (298,000)      (480,000)  (1,015,000)
                                                                        -------------  -------------  -----------
Cash flows from investing activities:
  Acquisition of businesses...........................................        (49,000)       (35,000)     (32,000)
  Purchase of property and equipment..................................       (388,000)      (349,000)     (76,000)
  Cost of intangible assets...........................................        (20,000)       (55,000)     (66,000)
  Purchase of marketable security.....................................         (3,000)       (36,000)     --
  Proceeds from note receivable.......................................       --               58,000      --
                                                                        -------------  -------------  -----------
  Net cash used for investing activities..............................       (460,000)      (417,000)    (174,000)
                                                                        -------------  -------------  -----------
Cash flows from financing activities:
  Issuance of common stock............................................        719,000      1,776,000      474,000
  Purchase and cancellation of common stock...........................       --             --           (307,000)
  Proceeds from related parties.......................................        124,000       --             15,000
  Payments to related parties.........................................       (149,000)      (323,000)     --
  Net proceeds from loans payable.....................................        136,000       --            309,000
  Net principal repayments on loans payable...........................       --             (120,000)     --
  Principal repayments on notes payable...............................       (106,000)      (420,000)     --
  Proceeds from notes payable.........................................       --             --            598,000
  Principal repayments on capital leases..............................        (35,000)       (12,000)     --
                                                                        -------------  -------------  -----------
  Net cash provided by financing activities...........................        689,000        901,000    1,089,000
                                                                        -------------  -------------  -----------

   The accompanying notes are an integral part of these financial statements

Alpha Pro Tech, Ltd.

Consolidated Statements of Cash Flows
-------------------------------------------------------------------------------

                                                                                    Year ended December 31,
                                                                               -----------------------------------
                                                                                 1996        1995        1994
                                                                               ----------  ----------  -----------
Increase (decrease) in cash...........................................           (69,000)      4,000     (100,000)
Cash, beginning of period.............................................           344,000     340,000      440,000
                                                                              ----------  ----------  -----------
Cash, end of period...................................................        $  275,000  $  344,000  $   340,000
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------
Supplemental disclosure of cash flow information:
  Cash paid for interest..............................................        $  317,000  $  560,000  $   777,000
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------
  Cash paid for income taxes..........................................        $       --  $       --  $        --
                                                                              ----------  ----------  -----------
                                                                              ----------  ----------  -----------

Non-cash investing and financing activity:

   1996

   Effective June 1996, the Company acquired the remaining 20% minority interest in Ludan Corporation for a $68,000 note payable of which $19,000 is unpaid at December 31, 1996.

   Capital lease obligations of $105,000 were incurred when the Company entered into leases for machinery and equipment.

   1995

   Effective April 1995, the Company acquired an 80% interest in Ludan Corporation for $35,000 in cash including $6,000 of direct acquisition costs, plus assumption of net liabilities of $23,000. In addition, a note payable owed by LC to a third party was converted to 20,000 shares of the Company's common stock.

   Notes payable of $830,000 were converted to 1,106,999 shares of common stock in 1995.

   Capital lease obligations of $83,000 were incurred when the Company entered into leases for office equipment and machinery and equipment.

   1994

   A $100,000 note payable was converted to 100,000 common shares in 1994.

   The Company acquired the assets of Disposable Medical Products, Inc. and 96.8% of the common stock of its subsidiary, DPI De Mexico, in March 1994 for $32,000 cash and $304,000 of debt, which was unpaid at December 31, 1994.

   The accompanying notes are an integral part of these financial statements

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

1. The Company

    Alpha Pro Tech, Ltd. (the Company) manufactures and distributes a variety of disposable mask, shield, shoe cover and apparel products and woundcare products. Through its 1992 acquisition of Alpha Pro Tech, Inc. (APT), a wholly-owned subsidiary, the Company began manufacturing and distributing its line of disposable mask and shield products and woundcare products. These products accounted for the majority of the Company's revenues until 1994. In March 1994, APT acquired all of the assets of Disposable Medical Products, Inc. (DMP) (Note 12). DMP manufactures and distributes the Company's disposable apparel products and has become the primary division of the Company. In April 1995, the Company, through APT, acquired an 80% interest in Ludan Corporation (LC). In June 1996, the Company acquired the minority shareholders 20% interest in LC (Note 13). Through this acquisition, the Company has developed other applications for existing products, particularly disposable apparel and automated shoe cover products, to market to the food service and other industries. Most of the Company's disposable apparel, mask and shield products and woundcare products are distributed to medical, dental, industrial and clean room markets, predominantly in the United States.

2. Summary of Significant Accounting Policies

Principles of consolidation

    The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiary, Alpha Pro Tech, Inc. (APT) as well as APT's wholly-owned subsidiary (80% owned from April 1995 to June
1996), Ludan Corporation (LC), and 96.8% owned subsidiary DPI De Mexico
(DPI). No minority interest has been recorded in these financial statements for DPI as such amounts are immaterial. All significant intercompany accounts and transactions have been eliminated. Certain prior year balances have been reclassified to conform with the current period presentation.

Use of estimates

    The preparation of these financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue recognition

    Revenue is generally recognized when goods are shipped to the customers. The Company has an agreement with its largest customer whereby revenue is recognized at cost when goods are shipped. When this customer sells and ships the goods to third parties, the resulting profits are then recorded by the Company. Revenues are reduced for anticipated sales returns and allowances.

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

Marketable securities

    On January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 115 (SFAS 115) "Accounting for Certain Investments in Debt and Equity Securities" which requires investment securities to be classified as either held to maturity, trading or available for sale. The adoption of SFAS 115 did not have a material impact on the Company's financial condition or results of operations.

    At December 31, 1996, the marketable security is a restricted certificate of deposit held by a financial institution that serves as a compensating balance for lines of credit relating to the Company's credit cards. The Company has classified its short-term security as available for sale and appropriately recorded it at its fair market value of $39,000.

Inventories

    Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Advertising

    Advertising costs consist primarily of catalog preparation and printing costs which are charged to expense as incurred. Catalog costs expensed in 1995 were $41,000. No catalog costs were incurred in 1996.

Property and equipment

    Property and equipment are stated at cost less accumulated depreciation and are depreciated on a straight-line basis over their estimated useful lives as follows:


Factory equipment................................................ 9-20 years
Office furniture and equipment...................................    7 years
Leasehold improvements...........................................  4-6 years
Vehicles.........................................................    5 years

Intangible assets

    The excess of purchase price over the fair value of assets acquired and liabilities assumed has been recorded as goodwill and is being amortized using the straight-line method over 8 years. Patent rights are recorded at cost and are amortized on a straight-line basis over their estimated useful lives of 8-17 years.

    During 1995, the Company reduced the useful lives of mask and shield patents from 17 years to 8 years and the useful life of the APT goodwill from 20 years to 8 years. These changes in estimate were based on the Company's analysis which indicated that future sales from masks, shields and woundcare products would decrease over the next five years as the Company continues to focus its efforts to manufacture and promote its automated shoe cover and disposable apparel products. Because the useful lives of the APT goodwill and the majority of the Company's patents were based on mask, shield and woundcare products, which are declining areas of the Company's business, the Company determined the change in useful lives was appropriate.

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

    At each balance sheet date, the Company reviews its intangible assets and determines whether an impairment has occurred by evaluating whether the carrying value of intangible assets exceed their respective future undiscounted cash flows, excluding interest. If an impairment has occurred, the Company evaluates the expected fair value of the assets based upon expectations of future discounted cash flows. As of December 31, 1995, the Company concluded that an impairment of $4,922,000 existed and recorded that amount during the fourth quarter of 1995 (Note 6).

Income taxes

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes". This statement requires an asset and liability approach for accounting for income taxes.

Translation of foreign currencies

    During 1992, the Company adopted the United States dollar as the functional currency. Prior to 1992, the Canadian dollar was the functional currency. Prior to December 31, 1995, the difference of $139,000 in translation for periods prior to the change in functional currency has been recorded as the "cumulative translation adjustment" in shareholders' equity. At December 31, 1995, the Company reclassified the cumulative translation adjustment account to accumulated deficit as the balance is immaterial to overall shareholders' equity and the account will not change in future years. Transactions in foreign currencies during the reporting periods are translated into the functional currency at the exchange rate prevailing at the transaction date. Monetary assets and liabilities in foreign currencies at each period end are translated at the exchange rate in effect at that date and are immaterial in amount. Transactional gains or losses on foreign exchange are reflected in net loss for the periods presented and are immaterial in amount.

Loss per share

    Prior to 1996, loss per share has been calculated based on the weighted average number of common and common equivalent shares outstanding, if dilutive, less shares held in escrow. The 1996 calculation remains the same as prior years except shares held in escrow are no longer excluded due to 2,475,000 shares being issued to management on December 30, 1996 in exchange for their shares held in escrow (Note 9). Common equivalent shares for all years were anti-dilutive and accordingly were excluded from the loss per share calculations.

Major customer and concentration of credit risk

    With the acquisition of the assets and business of Disposable Medical Products, Inc. (Note 12) in 1994, the Company sells significant amounts of product to a large distributor on credit terms. Net sales to this distributor were 42.9%, 28.2% and 14.5% of total net revenue for 1996, 1995 and 1994, respectively. Management believes that adequate provision has been made for risk of loss on all credit transactions.

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

Fair value of financial instruments

    The fair value of financial instruments including cash, accounts receivable, accounts payable, accrued professional fees, other accrued liabilities, due to related parties, notes payable and loans payable approximate their respective book values at December 31, 1996 and 1995.

Stock for services

    Common stock, stock options to purchase common stock and warrants to purchase common stock that are granted to third parties in exchange for services are valued at their estimated fair value at the date of grant and are expensed over the period the services are rendered.

Stock Based Compensation

    The Financial Accounting Standards Board issued a statement in October 1995 entitled "Accounting for Stock-based Compensation" which the Company adopted January 1, 1996. This statement establishes an accounting method based on the fair value of equity instruments awarded to employees as compensation. However, companies are permitted to continue applying the intrinsic value based method prescribed by APB opinion No. 25, "Accounting for Stock Issued to Employees" with disclosure in the notes to the financial statements of the differences between previous accounting measurements and those formulated by the new accounting standard. The Company has elected to continue valuing stock-based compensation under the intrinsic value based method but has included proforma disclosure in Note 9 showing the impact on net loss and loss per share had the fair value based method prescribed by SFAS 123 been utilized for financial reporting.

3. Inventories

   Inventories consist of the following:

                                                                        1996          1995
                                                                    ------------  ------------
Raw materials.....................................................  $  1,511,000  $  1,308,000
Work in process...................................................        76,000       140,000
Finished goods....................................................     1,355,000       650,000
                                                                    ------------  ------------
                                                                    $  2,942,000  $  2,098,000
                                                                    ------------  ------------
                                                                    ------------  ------------

4. Property and equipment

    Property and equipment consist of the following:

                                                                        1996          1995
                                                                    ------------  ------------
Machinery and equipment...........................................  $  2,042,000  $  1,590,000
Office furniture and equipment....................................       334,000       302,000
Leasehold improvements............................................        75,000        67,000
                                                                    ------------  ------------

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------


                                                                       2,451,000     1,959,000
Less accumulated depreciation and amortization....................      (836,000)     (609,000)
                                                                    ------------  ------------
                                                                    $  1,615,000  $  1,350,000
                                                                    ------------  ------------
                                                                    ------------  ------------

    Included in the above amounts are the following assets under capital lease obligations:

                                                                       1996        1995
                                                                    ----------  ----------
Machinery and equipment...........................................  $  162,000  $   57,000
Office furniture and equipment....................................      26,000      26,000
                                                                    ----------  ----------
                                                                       188,000      83,000
Less accumulated amortization.....................................     (42,000)     (9,000)
                                                                    ----------  ----------
                                                                    $  146,000  $   74,000
                                                                    ----------  ----------
                                                                    ----------  ----------

5. Intangible Assets

   Intangible assets consist of the following:

                                                                       1996        1995
                                                                    ----------  ----------
Goodwill..........................................................  $  136,000  $   78,000
Patents...........................................................      57,000      40,000
Other.............................................................      81,000      77,000
                                                                    ----------  ----------
                                                                       274,000     195,000
Less Accumulated Amortization.....................................     (55,000)    (28,000)
                                                                    ----------  ----------
                                                                    $  219,000  $  167,000
                                                                    ----------  ----------
                                                                    ----------  ----------

Impairment Loss

    The Company acquired all of the common stock of Alpha Pro Tech, Inc. in May 1992 for $7,307,000 including direct acquisition costs of $107,000. The acquisition was accounted for as a purchase and the purchase price was ultimately allocated as follows:

Net identifiable assets.........................................  $  690,000
Goodwill........................................................   5,148,000
Patents.........................................................   1,012,000
Trademarks......................................................     127,000
Non compete agreement...........................................     300,000
Other...........................................................      30,000
                                                                  ----------
                                                                  $7,307,000
                                                                  ----------
                                                                  ----------

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

   As noted in Note 1, the Company manufactures and distributes its line of disposable mask and shield products and woundcare products through its wholly-owned subsidiary, APT. Due to declining sales of these product lines since the 1992 APT acquisition and due to recent changes in the health care market, the Company has modified its strategy to focus on increased demand for its disposable apparel and automated shoe cover products. The above changes resulted in the Company revising the estimated useful lives of intangible assets recorded from the APT acquisition (Note 2). Additionally, the Company conducted an impairment analysis that determined the fair value of the assets based on discounted cash flows. From the analysis, the Company determined that the carrying value of the APT goodwill and patents related to the Company's line of disposable mask and shield products and woundcare products should be reduced by $4,922,000 at December 31, 1995. At December 31, 1995, the impairment loss has been recorded in the 1995 statement of operations and relates to the carrying value of the following assets:

                                                            December 31,
                                                               1995
                                                             ------------
   Goodwill...............................................   $4,215,000
   Patents................................................      586,000
   Trademarks.............................................       61,000
   Other..................................................       60,000
                                                             ------------
                                                             $4,922,000
                                                             ------------
                                                             ------------

   Delta Foam Patent

   In 1993, the Company purchased patent rights for the Delta Foam Support System. Under the terms of the purchase agreement, the Company was required to generate cumulative revenues for the product line of $1,000,000 by June 30, 1995 and $1,000,000 per year thereafter until the patent was to expire in the year 2008. If these revenues were not achieved, the patent rights reverted back to the seller. Management believed the Company would not generate sufficient revenues to retain the patent rights and, accordingly, the unamortized balance of the patent rights, $175,000, was expensed in 1994.

6. Accrued Liabilities

   Accrued liabilities consist of the following:

                                                       1996        1995
                                                    ----------  ----------
   Professional fees..............................  $  286,000  $  439,000
   Payroll and payroll taxes......................     203,000     185,000
   Other..........................................     158,000     127,000

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

                                                    ----------  ----------
                                                    $  647,000  $  751,000
                                                    ----------  ----------
                                                    ----------  ----------

7. Notes Payable

   Notes payable consist of the following:

                                                       1996       1995
                                                    ----------  ----------

   Note payable due in monthly installments
     of $4,900, interest at 7.5%, maturing
     July 31, 1996................................  $    --    $  41,000

   Note payable due in monthly installments
     of $1,500, interest at 8.0%, maturing
     July 31, 1997................................      9,000     26,000

   Note payable due in monthly installments
     of interest at 6%, with the remaining
     $4,000, balance due March 31, 1997...........     14,000     62,000

   Notes payable to related parties, interest
     at 20% payable quarterly, due on demand......      8,000     33,000
                                                      ---------  ---------

                                                       31,000    162,000

   Less:  Current portion.........................     31,000    152,000
                                                      ---------  ---------

   Notes payable, less current portion............  $    --     $ 10,000
                                                      ---------  ---------
                                                      ---------  ---------

8. Loans Payable

   During 1995, the Company, through its wholly owned subsidiary APT, entered into a three-year credit facility with an asset-based lender. Loans payable at December 31, 1996 and 1995 represent outstanding amounts against the facility. Pursuant to the terms of the credit agreement, the Company has a $3,000,000 line of credit secured by accounts receivable, inventory, trademarks, patents, property and equipment, and all issued and outstanding shares of DPI. Borrowings collateralized by machinery and equipment are limited to $275,000 and borrowings for inventory are limited to the lesser of $500,000 or 25% of the outstanding balance under the facility. At December 31, 1996, the maximum line of credit available to the Company was $1,331,000. The credit facility bears interest at prime plus 5% which was 13.5% at December 31, 1996 and 1995. Interest is payable on the greater of $1,750,000 or the actual amount of borrowings outstanding. At December 31, 1996 and 1995, $167,000 and $222,000,

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

   respectively, of the outstanding balance is collateralized by the Company's machinery and equipment which is payable over five years.

   The Company paid $30,000 in loan origination fees to obtain the credit facility. Under the terms of the agreement, the Company pays a 1% loan fee annually and is subject to certain other minimum loan fees, unused line fees and prepayment penalties if the line of credit is repaid early. Total commitment fees paid on the unused lines of credit were approximately $84,000 and $76,000 for 1996 and 1995, respectively.

   Future maturities for loans payable are as follows:

   1997.......................................................  $1,081,000
   1998.......................................................      55,000
   1999.......................................................      55,000
   2000.......................................................       2,000
                                                                 ---------
                                                                $1,193,000
                                                                 ---------
                                                                 ---------
9. Shareholders' Equity

   Litigation settlement

   In 1990, the Company was named as a co-defendant in a legal action. The plaintiff, John P. Russell, the Company and other co-defendants have settled and compromised all claims involved in the litigation pursuant to a Settlement Agreement dated August 19, 1994. The terms of the Agreement provided for the payment of $260,000 to Mr. Russell and the cancellation of 675,000 escrowed shares (see below) of the Company's common stock owned by Mr. Russell. Legal fees directly associated with the settlement totaled $47,000, resulting in a total charge to shareholders' equity of $307,000.

   Escrowed shares

   Pursuant to an agreement dated April 5, 1989, the Company purchased all of the assets and business of BFD Inc. from certain individuals. The purchase price of $625,000 Canadian was settled by the issuance of 3,500,000 common shares and the assumption of liabilities of $520,000 Canadian. Of the shares issued, 3,150,000 were subject to an escrow agreement. On December 30, 1996, all of the escrowed shares, except for the shares canceled in connection with the settlement with John P. Russell, were exchanged for new shares. The 2,475,000 new shares were valued at the fair market value of the shares on the date of the exchange which resulted in a $2,204,000 charge to earnings that was recorded during the fourth quarter of 1996. Additionally, the paid in capital increase of $2,204,000 resulted in no net change to shareholders' equity. The 2,475,000 shares held in escorw were cancelled effective December 30, 1996.

   Shares issued for services

   During 1995, the Company issued 16,949 shares valued at $13,000 for services performed relating to the Company's private placement. During 1994, the Company

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

   issued 510,000 shares valued at $80,000 relating to consulting and advisory services. No shares were issued for services in 1996.

   Private placement activity

   During 1995 and 1994, 1,802,649 and 432,964 common shares were subscribed for under private placements for $1,352,000, and $324,000, respectively. Costs relating to the private placements were $426,000 and $76,000 for 1995 and 1994, respectively.

   Warrant activity

   Warrant activity for the three years ended December 31, 1996 is as follows:

                                                                          Exercise Price
                                                               Shares      per Warrant
                                                             ----------  ----------------
   Warrants outstanding, December 31, 1993................     452,745    $       1.75
     Granted in connection with private placement.........     432,964            0.75
     Granted to lenders...................................   1,064,999            0.75
                                                             ----------  ----------------

   Warrants outstanding, December 31, 1994................   1,950,708    0.75 to 1.75
     Granted in connection with private placement.........   1,819,598            0.75
     Granted to lenders...................................     257,000            0.75
     Exercised............................................    (451,439)   0.75 to 1.75
     Expired..............................................     (80,000)           1.75
                                                             ----------  ----------------

   Warrants outstanding, December 31, 1995................   3,495,867    0.75 to 1.75
     Granted to lenders...................................      95,384            1.03
     Exercised............................................    (188,333)   0.75 to 1.25
     Expired..............................................     (90,000)           1.25
                                                             ----------  ----------------

   Warrants outstanding, December 31, 1996................   3,312,918  $0.75 to $1.75
                                                             ----------  ----------------
                                                             ----------  ----------------

   The warrants outstanding at December 31, 1996 entitle the holders to purchase one common share for the stated price and expire between January 1997 and February 1998.

   Option activity

   During 1993, the Company adopted stock option plans for employees and directors of the Company. As of December 31, 1996, 2,700,000 shares were reserved for issuance under these plans, of which 2,336,000 have been granted at December 31, 1996. The exercise price of the options is determined based on the fair market value of the stock on the date of grant and the options generally vest immediately.

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

   Option activity for the three years ended December 31, 1996 is as follows:

                                                                             Average
                                                                         Exercise Price
                                                               Shares      per Option
                                                             ----------  ---------------
   Options outstanding, December 31, 1993................    1,732,000             .80
     Granted to employees/directors......................      100,000            1.00
     Granted to lenders..................................      747,500             .90
     Granted to consultants..............................      555,000            1.00
     Exercised...........................................     (253,400)            .88
     Expired.............................................     (108,600)           1.00
     Canceled............................................      (85,000)           0.75
                                                             ----------  ---------------

   Options outstanding, December 31, 1994................    2,687,500            0.82
     Granted to employees/directors......................      784,000            1.36
     Granted to consultants..............................      540,000            1.45
     Exercised...........................................     (310,000)           0.85
     Canceled............................................     (160,000)           1.92
                                                             ----------  ---------------

  Options outstanding, December 31, 1995.................    3,541,500            0.98
     Granted to employees................................       87,000            1.12
     Granted to consultants..............................       10,000            1.47
     Exercised...........................................     (656,000)           0.85
     Canceled............................................     (393,500)           1.06
                                                             ----------  ---------------

  Options outstanding, December 31, 1996.................    2,589,000       $    1.01
                                                             ----------  ---------------
                                                             ----------  ---------------

    The following summarizes information about stock options outstanding at December 31, 1996:

                                                           Options Outstanding
                  Exercise                                       Average           Average
                    Price                      Shares             Price              Term
   ----------------------------------------  ----------      -------------           ----
   $0.75 to $1.00..........................  1,678,000        $    0.79              1.61
   $1.01 to $1.50..........................    739,000             1.32              3.88
   $1.51 to $2.00..........................     50,000             2.00              1.25
   $2.01 to $2.50..........................    122,000             2.03              2.09

All but 60,000 of the above options are exercisable at December 31, 1996.

The following summarizes the number of options and warrants issued for services and the respective values assigned for the three years ended December 31, 1996:

                                              Shares            Value
                                             ----------      ----------

1994

Options issued for services...............   1,302,500          $70,000
Warrants issued for services..............   1,064,999           62,000

1995

Options issued for services..............      540,000           56,000
Warrants issued for services.............      257,000           44,000

1996

Options issued for services (value
includes extension of exercise date for
55,000 options)..........................       10,000           22,000
Warrants issued for services (value
includes extension of exercise date for
119,048 warrants)........................       95,384           46,000

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

   Had compensation cost for the Company's employee/director options been determined based on the fair value at the grant date consistent with the requirements of Statements of Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net loss and net loss per share would have been as follows:

                                                      For the Year Ended
                                                ----------------------------
                                                     1996           1995
                                                -------------  -------------
   Net loss..................................  $  (2,208,000) $  (6,598,000)
                                                -------------  -------------
   Loss Per Share............................  $       (0.12) $       (0.40)
                                                -------------  -------------
                                                -------------  -------------

   The fair value of each employee/director stock option grant has been estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                                     1996           1995
                                                -------------  -------------

   Risk-free interest rate...................        7.50%          7.50%
   Expected life.............................     5 years        5 years
   Expected volatility.......................          70%            60%
   Expected dividend yield...................           0%             0%

   The weighted-average grant date fair values of employee/director options granted during 1996 and 1995 were $0.72 and $0.80, respectively.

10. Income taxes

   The provision (benefit) for income taxes consists of the following:

                                                 Year ended December 31,
                                           ----------------------------------
                                             1996         1995         1994
                                           --------     --------      -------
   Current...............................  $   --       $  --     $  (117,000)
   Deferred..............................      --          --        (168,000)
                                           --------     --------      -------

                                           $   --       $  --     $  (285,000)
                                           --------     --------      -------
                                           --------     --------      -------

   No current benefit for income taxes has been recorded in the 1996 statement of operations since the Company's history of recurring losses precludes anticipation of the benefit of the 1996 loss.

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

   The current income tax benefit in 1994 is a result of the carryback of net operating losses, generated by the Company's wholly owned United States subsidiary, APT. This benefit resulted in tax refunds for taxes paid in prior years.

   The deferred income tax benefit of $168,000 in 1994 is the result of a reduction in the prior year deferred tax liability. The reduction results from the ability of the Company to utilize excess 1994 operating losses generated by the U.S. operations to offset deferred tax liabilities.

   Deferred tax assets (liabilities) are comprised of the following at December 31.

                                                        1996          1995
                                                    ------------  ------------
   Loss carry forwards
     U.S..........................................  $  2,064,000  $  2,035,000
     Canada.......................................     1,428,000     2,082,000
   Other..........................................        82,000        76,000
                                                    ------------  ------------

   Gross deferred tax assets......................     3,574,000     4,193,000
   Depreciation and amortization..................      (119,000)      (55,000)
                                                    ------------  ------------

   Net............................................     3,455,000     4,138,000
   Valuation allowance............................    (3,455,000)   (4,138,000)
                                                    ------------  ------------

                                                    $    --       $    --
                                                    ------------  ------------
                                                    ------------  ------------
   The provision for income taxes differs from the amount that would be obtained by applying the United States statutory rate to the loss before income taxes as a result of the following:

                                                                                      Year ended December 31,
                                                                              ---------------------------------------
                                                                                 1996          1995          1994
                                                                              -----------  -------------  -----------
   Recovery of income taxes based on United States statutory rates (34%)....  $  (729,000) $  (2,030,000) $  (325,000)
   Non-deductible goodwill amortization.....................................      --           1,590,000       40,000
   Compensation expense for exchange of escrowed shares for new shares......      749,000       --            --
   Increase (decrease) in valuation allowance...............................      (29,000)       430,000      --
   Other....................................................................        9,000         10,000      --
                                                                              -----------  -------------  -----------
   Provision (benefit) for income taxes.....................................  $   --       $    --        $  (285,000)
                                                                              -----------  -------------  -----------
                                                                              -----------  -------------  -----------

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

  At December 31, 1996, the Company has net operating losses for United States and Canadian tax purposes available to reduce future United States and Canadian taxable income amounting to approximately $5.5 million and $3.2 million, respectively.

  For United States tax purposes, these losses will expire as follows:

  2005............................................................ $1,400,000
  2006............................................................     37,000
  2007............................................................    857,000
  2008............................................................    184,000
  2009............................................................  1,632,000
  2010............................................................    323,000
  2011............................................................  1,023,000
  2012............................................................     78,000
                                                                   ----------
                                                                   $5,534,000
                                                                   ----------
                                                                   ----------

  For Canadian income tax purposes, these losses will expire as follows:

  1997............................................................ $  109,000
  1998............................................................  1,010,000
  1999............................................................    357,000
  2000............................................................  1,729,000
                                                                   ----------
                                                                   $3,205,000
                                                                   ----------
                                                                   ----------

11. Lease Commitments and Obligations

    The Company leases two manufacturing facilities under month to month operating leases and certain other office and warehouse facilities under non-cancelable operating leases expiring between April 1997 and July 2000. The Company also leases certain manufacturing and office equipment under capital leases expiring between July 1997 and June 2001.

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

    The following summarizes future minimum lease payments required under capital and non-cancelable operating leases:


    Year ending                Capital     Operating
    December 31,               Leases       Leases
    ------------               -------     ---------
    1997.....................  $ 62,000    $  513,000
    1998.....................    50,000       409,000
    1999.....................    37,000        87,000
    2000.....................    34,000         1,000
    2001.....................    10,000            --
                               --------    ----------

    Future minimum lease
     payments................  $193,000    $1,010,000
                                           ----------
                                           ----------
    Less amounts representing
     interest................   (52,000)
                               --------

    Present value of future
     minimum lease payments..  $141,000
    Less amounts due within
     one year................   (36,000)
                               --------

    Amounts due after one
     year....................  $105,000
                               --------
                               --------

    Total rent expense incurred by the Company under operating leases for the year ended December 31, 1996, 1995 and 1994 was $599,000, $447,000 and
    $342,000, respectively.

12. Acquisition of Disposable Medical Products, Inc.

    On March 25, 1994, the Company, through its wholly owned subsidiary Alpha Pro Tech, Inc., acquired the assets of Disposable Medical Products, Inc.
    (DMP) and 96.8% of the shares of DMP's wholly owned subsidiary DPI for $336,000, including $32,000 of direct acquisition costs. The Company recorded a liability of $304,000 at December 31, 1994 for the unpaid purchase price which was subsequently paid in 1995. This amount was payable to the previous owners who are now employees of the Company. Prior to the acquisition, DMP had been operating as a debtor in possession under Chapter 11 of the Bankruptcy Code.

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

    Under the purchase agreement, the Company operated DMP under a post petition financing agreement through March 1995. In March 1995, the acquisition was finalized and all related payments were made. Under the terms of the agreement, the Company was entitled to the risks and rewards of operating DMP in exchange for providing DMP with sufficient working capital for continuing operations and, accordingly, DMP's operations have been consolidated into those of the Company's since April 1, 1994. The purchase price was allocated as follows:


    Inventories........................    $105,000
    Prepaid expenses...................      30,000
    Machinery and equipment............     228,000
    Accounts payable and accrued
     liabilities.......................    (27,000)
                                           --------
                                           $336,000
                                           --------
                                           --------

    Pro forma financial information (unaudited) The unaudited pro forma results of operations of the Company, as if the acquisition of DMP had occurred on January 1, 1994, are as follows:

                                           December 31,
                                               1994
                                           ------------
    Revenue.............................    $12,574,000
                                           ------------
                                           ------------

    Loss for the year....................  $   (671,000)
                                           ------------
                                           ------------

    Loss per common share................  $      (0.05)
                                           ------------
                                           ------------

    The unaudited pro forma information does not purport to be indicative of the results from operations that actually would have been obtained if the purchase had been consummated January 1, 1994 or of the results of operations that may be obtained in the future.

13. Acquisition of Ludan Corporation

    Effective April 1995, the Company acquired an 80% interest in Ludan Corporation, a Georgia based materials laminating company, for $35,000 in cash including $6,000 of direct acquisition costs, plus assumption of net liabilities of $23,000. In addition, a note payable owed by LC to a third party of $20,000 was converted to 20,000 shares of the Company's common stock. The Company recorded $78,000 of goodwill in connection with the acquisition which is being amortized over 8 years.

    In June 1996, the Company acquired the remaining 20% interest in LC for a $68,000 note payable of which $49,000 was paid in 1996 and the remaining $19,000 is due at March 31, 1997. The Company recorded $58,000 of goodwill which is being amortized over 8 years.

Alpha Pro Tech, Ltd.

Notes to Consolidated Financial Statements
------------------------------------------------------------------------------

14. Quarterly Financial Information (Unaudited)

    Fourth quarter adjustment affecting prior quarter During the fourth quarter of 1995, the Company recorded a $412,000 reduction to fourth quarter cost of sales to correct the September 30, 1995 inventory balance which was overstated.

    Had this adjustment been recorded in the quarter ended September 30, 1995, net income (loss) and net income (loss) per share for this quarter would have been reported as follows:

    Net income as reported.................................  $  12,000
                                                             ---------
                                                             ---------

    Net income per share as reported.......................  $    0.00
                                                             ---------
                                                             ---------
    Net loss as adjusted...................................  $(400,000)
                                                             ---------
                                                             ---------

    Net loss per share as adjusted.........................  $   (0.02)
                                                             ---------
                                                             ---------

                      Alpha Pro Tech, Ltd. and Subsidiaries
                 Schedule II--Valuation and Qualifying Accounts

                                              Balance at     Charged       Charged                    Balance at
                                              Beginning    to Costs and   to Other                      End of
Description                                   of Period      Expenses    Accounts(1)  Deductions(2)     Period
-------------------------------------------  ------------  ------------  -----------  -------------  ------------
December 31, 1996
Deducted from related
asset account:

Allowance for doubtful accounts............  $     61,000   $   80,000    $  --        $    19,000   $    122,000
                                             ------------  ------------  -----------  -------------  ------------
                                             ------------  ------------  -----------  -------------  ------------

Provision for inventory....................  $     32,000   $   10,000    $  --        $   --        $     42,000
                                             ------------  ------------  -----------  -------------  ------------
                                             ------------  ------------  -----------  -------------  ------------

Valuation allowance for income taxes.......  $  4,138,000   $   --        $  --        $   683,000   $  3,455,000
                                             ------------  ------------  -----------  -------------  ------------
                                             ------------  ------------  -----------  -------------  ------------

December 31, 1995
Deducted from related
asset account:

Allowance for doubtful accounts............  $     66,000   $   18,000    $  --        $    23,000   $     61,000
                                             ------------  ------------  -----------  -------------  ------------
                                             ------------  ------------  -----------  -------------  ------------

Provision for inventory....................  $     22,000   $  140,000    $  --        $   130,000   $     32,000
                                             ------------  ------------  -----------  -------------  ------------
                                             ------------  ------------  -----------  -------------  ------------

Valuation allowance for income taxes.......  $  3,487,000   $             $ 651,000    $             $  4,138,000
                                             ------------  ------------  -----------  -------------  ------------
                                             ------------  ------------  -----------  -------------  ------------

December 31, 1994
Deducted from related
asset account:

Allowance for doubtful accounts............  $     75,000   $  140,000    $  --        $  (149,000)  $     66,000
                                             ------------  ------------  -----------  -------------  ------------
                                             ------------  ------------  -----------  -------------  ------------

Provision for inventory....................  $     22,000   $   --        $  --        $   --        $     22,000
                                             ------------  ------------  -----------  -------------  ------------
                                             ------------  ------------  -----------  -------------  ------------

Valuation allowance for income taxes.......  $  3,423,000   $             $  64,000    $             $  3,487,000
                                             ------------  ------------  -----------  -------------  ------------
                                             ------------  ------------  -----------  -------------  ------------

------------------------

(1) Represents increase to net deferred tax assets and a corresponding increase to the valuation allowance.

(2) Represents uncollectible accounts and inventory written off.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following expenses are estimated:

SEC Registration Fee.............................................   $4,291.00*
Accounting Fees..................................................  $15,000.00
Legal Fees.......................................................  $15,000.00
Printing, Engraving and Mailing..................................   $5,000.00
Transfer agent and registrar's fees..............................   $2,000.00
Blue Sky fees and expenses.......................................   $1,000.00
Miscellaneous expenses...........................................   $1,709.00
                                                                   ---------
TOTAL............................................................  $43,000.00

* Actual

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Tenth of the Company's Certificate of Incorporation provides in part as follows:

    TENTH: The corporation shall, to the fullest extent permitted by 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the registrant's By-Laws, Certificate of Incorporation, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnifications against public policy as expressed in the act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in connection with the securities being registered), the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    During the past three years, the following securities were sold or issued by the Company without registration under the Securities Act of 1933, as amended (the "Act"):

    In September, 1994, the Company issued 215,000 stock purchase warrants exercisable at $.75 per share to five (5) persons as additional consideration in connection with loans made to the Company.*

    In the period November, 1994 through April 4, 1995, the Company sold 2,235,613 Units at $.75 per Unit in a private offering which commenced in March, 1994 (the "1994 Private Placement"). Each Unit consisted of one common share and two-year non-transferable share purchase warrants exercisable at $.75 per share. Total proceeds aggregated $ 1,673,877. These Units were sold to approximately 80 persons, all of whom the Company reasonably believes were "accredited" investors as that term is defined in Regulation D under the Act, and all but one were citizens of the United States. In connection with this private placement, a finder's fee of $70,320 and 16,947 Common Shares were issued.*

    During the three months ended March 31, 1995 the Company issued 1,107,000 common shares and 1,107,000 warrants exercisable at $0.75 per share to eight (8) persons and one institution, in exchange for $830,000 of Notes Payable.*

    In the period June, 1995 through September, 1995 the Company issued 253,697 shares of Common Stock to five (5) persons upon the exercise of Warrants issued in a 1993 private placement, for which the Company received $440,000.*

    In November, 1995 the Company issued 13,333 shares to one person in connection with the exercise of the warrants included in the above referenced units.*

    In January, 1996, the Company issued 30,000 shares of Common Stock to one person upon the exercise of warrants purchased as part of a Unit in the 1994 private offering for which the Company received $22,500.*

    In June, 1996, the Company issued 158,333 shares to four persons upon the exercise of warrants acquired as consideration for a loan made to the Company in 1994. Total proceeds received for these shares was $118,750.*

    In January, 1997 the Company issued 195,000 shares of Common Stock to three persons in connection with the exercise of options. Total proceeds received was $146,250.*


    In the period January through June 30, 1997, the Company issued 2,156,653 shares of Common Stock to 58 persons upon the exercise of warrants issued to hem in connection with the 1994 Private Placement. Total proceeds received were $1,617,118 from which fees of $56,000 were paid. In this same period, the Company issued 940,333 shares to six individuals and two institutions upon the exercise of warrants issued to them in connection with the 1995 exchange of $830,000 notes payable for Units consisting of one share of Common Stock and one warrant. Total proceeds received was $705,250.*



* The above securities were issued in reliance on the exemption from registration under Section 4 (2) as not involving any public offering. Claims of such exemptions are based upon the following: (i) all of the purchasers in such transactions were sophisticated investors with the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in the Company, were able to bear the economic risk of an investment in the Company, had access to or were furnished with the kinds of information that registration under the Act would have provided and acquired securities for their own accounts in transactions not involving any general solicitations or advertising, and not with a view to the distribution thereof, and (ii) a restrictive legend was placed on each certificate evidencing the securities; (iii) each purchaser acknowledged in writing that he knew the securities were not registered under the Act or any State securities laws, and are "RESTRICTED SECURITIES" as that term defined in Rule 144 under the Act, that the securities may not be offered for sale, sold or otherwise transferred within the United States except pursuant to an Effective Registration Statement under the Act and any applicable State securities laws, or pursuant to any exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

16        (a)  Exhibits

(3)       (a)         Certificate of Incorporation dated February 17, 1983
          (b)         Certificate of Change of Name dated July 27, 1988
          (c)         Certificate of Change of Name dated July 4, 1989
          (d)         Memorandum
          (e)         Articles (equivalent to By-Laws)
          (f)         Certificate of Incorporation of Alpha Pro Tech, Ltd. dated June 15, 1994*
          (g)         Application for Certificate of Registration and Articles of Continuance
                       State of Wyoming--filed June 24, 1995*
          (h)         Certificate of Registration and Articles of Continuance of Secretary of State,
                       State of Wyoming, dated June 24, 1994*
          (i)         Certificate of Secretary of State of Wyoming dated June 24, 1995
          (j)         Certificate of amendment of Certificate of Incorporation of Alpha Pro Tech, Ltd.
                       dated June 24, 1994*
          (k)         Articles of Merger of BFD Industries, Inc., a Wyoming Corporation and Alpha Pro
                       Tech, Ltd., a Delaware Corporation, effective July 1, 1994
          (l)         Certificate of Ownership and Merger which merges BFD Industries with and into
                       Alpha Pro Tech, Ltd., a Delaware Corporation effective July 1, 1994*


(4)       (a)         Form of Common Stock Certificate**

(5)       (a)         Opinion of Counsel++

(10)      (a)         Form of Director's Stock Option Agreement
          (b)         Form of Employee's Stock Option Agreement
          (c)         Employment Agreement between the Company and Al Millar dated June, 1989
          (c)  (i)    Employment Agreement between the Company and Donald E. Bennett, Jr.**
          (c)  (ii)   Employment Agreement between the Company and Michael Scheerer***
          (c)         Lease Agreement between White Dairy Company, Inc. and the Company for lease of the premises situated at 2724-7th Avenue South, Birmingham, Alabama, 35233,
                       dated March, 1990 and amendment thereto dated April, 1990
          (e)         BFD Industries Limited Partnership Agreement between 881216 Ontario Inc.
                       and Bernard Charles Sherman dated May 17, 1990
          (f)         Asset Purchase Agreement between the Company and the BFD Industries Limited
                       Partnership dated May 17, 1990



          (g)         Purchase Agreement between the Company, Bernard Charles Sherman and Apotex,
                       Inc. dated June 21, 1991 and amendment thereto made August 30,1991
          (h)         Professional Services Agreement between the Company and Quanta Corporation dated September, 1991
          (i)         Sales and Marketing Agreement between the Company and MDC Corp., dated
                       October 4, 1991
          (j)         National Account Marketing Agreement between the Company and National
                       Contracts, Inc. dated October 7, 1991
          (k)         Group Purchasing Agreement between the Company and Premier Hospitals Alliance,
                       Inc. dated November 1, 1991
          (l)         Letter of Intent between the Company and the shareholders of Alpha Pro Tech, Inc.
                       dated December 11, 1991, and amendment thereto dated February 19, 1992
          (m)         Group Purchasing Agreement between the Company and AmeriNet Incorporated dated
                       January, 1992
          (n)         Group Purchasing Agreement between the Company and Magnet, Inc.
          (o)         Share Purchase Agreement re Acquisition of Alpha Pro Tech, Inc.
          (p)         Agreement with Exchanging Shareholders ++

(16)      (a)         Letter, re: Changes in Certifying Accountant

(24)      (a)         Consent of Price Waterhouse (included in Part II of Registration Statement)****
          (b)         Consent of Counsel (contained in their opinion Exhibit 5(a) included in Part II of Registration Statement)
(16)      (b)         Financial Statement Schedules

                      Schedule II--Valuation and Qualifying Accounts (contained on Page F-30 of the
                       Financial Statements included herein)****

    Other schedules are omitted because of the absence of conditions under which they are required or because the required information is given in the financial statements or notes thereto

------------------------

Unless otherwise noted, all of the foregoing exhibits are Incorporated by reference to Form 10 Registration Statement (File No. 0-1983) filed on February 25, 1992

* Incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 019893)

** Incorporated by reference to Registration Statement on Form S-1, File No. 33-93894 which became effective August 10, 1995

*** Incorporated by reference to Post-Effective Amendment No. 1 to Registration
    Statement on Form S-1, File No. 33-93894 which Amendment was filed on January 30, 1997

++  Filed by Amendment #1 to S-1 on July 24, 1997

****Filed herewith

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any Prospectus required by Section 10 (a) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling procedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Markham, Province of Ontario, Canada on November 11, 1997.

                              ALPHA PRO TECH, LTD.

                              /s/ Sheldon Hoffman
                              ---------------------------
                              BY: Sheldon Hoffman
                              Chief Executive Officer,
                              Principal Financial Officer
                              and Director

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Sheldon Hoffman                         /s/ Alexander W. Millar
---------------------------                 ---------------------------
SHELDON HOFFMAN,                            ALEXANDER W. MILLAR,
Chief Executive Officer                     President and Director
Principal Financial Officer                 Date: November 11, 1997
and Director
Date: November 11, 1997

/s/ John Ritota                             /s/ Robert Isaly
---------------------------                 ---------------------------
JOHN RITOTA, Director                       ROBERT ISALY, Director
Date: November 11, 1997                      Date: November 11, 1997

/s/ Lloyd Hoffman                           /s/ Donald E. Bennett, Jr.
---------------------------                 ---------------------------
LLOYD HOFFMAN                               DONALD E. BENNETT, JR.
Vice President and Controller               Director
Principal Accounting Officer                Date: November 11, 1997
Date: November 11, 1997